Exhibit 10.7

BANCPLUS CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

(WITH 401(K) PROVISIONS)

As Restated in 2012

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

ARTICLE II

ADMINISTRATION

2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER	19

2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY	20

2.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES	20

2.4	POWERS AND DUTIES OF THE ADMINISTRATOR	20

2.5	RECORDS AND REPORTS	21

2.6	APPOINTMENT OF ADVISERS	22

2.7	INFORMATION FROM EMPLOYER	22

2.8	PAYMENT OF EXPENSES	22

2.9	MAJORITY ACTIONS	22

2.10	CLAIMS PROCEDURE	22

2.11	CLAIMS REVIEW PROCEDURE	23

ARTICLE III ELIGIBILITY

3.1	CONDITIONS OF ELIGIBILITY	24

3.2	EFFECTIVE DATE OF PARTICIPATION	24

3.3	DETERMINATION OF ELIGIBILITY	25

3.4	TERMINATION OF ELIGIBILITY	25

3.5	OMISSION OF ELIGIBLE EMPLOYEE	25

3.6	INCLUSION OF INELIGIBLE EMPLOYEE	25

3.7	REHIRED EMPLOYEES AND BREAKS IN SERVICE	25

3.8	ELECTION NOT TO PARTICIPATE	27

ARTICLE IV CONTRIBUTION AND ALLOCATION

4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION	28

4.2	PARTICIPANT’S SALARY REDUCTION ELECTION	30

4.3	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION	35

i

4.4	ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS	35

4.5	ACTUAL DEFERRAL PERCENTAGE TESTS	41

4.6	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS	45

4.7	ACTUAL CONTRIBUTION PERCENTAGE TESTS	49

4.8	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS	50

4.9	MAXIMUM ANNUAL ADDITIONS	54

4.10	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS	56

4.11	PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS	57

4.12	ROLLOVERS FROM OTHER PLANS	58

4.13	DIRECTED INVESTMENT ACCOUNT	60

4.14	QUALIFIED MILITARY SERVICE	62

ARTICLE V FUNDING AND INVESTMENT POLICY

5.1	INVESTMENT POLICY	63

5.2	APPLICATION OF CASH	63

5.3	TRANSACTIONS INVOLVING COMPANY STOCK	64

5.4	LOANS TO THE TRUST	65

ARTICLE VI VALUATIONS

6.1	VALUATION OF THE TRUST FUND	67

6.2	METHOD OF VALUATION	67

ARTICLE VII DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1	DETERMINATION OF BENEFITS UPON RETIREMENT	68

7.2	DETERMINATION OF BENEFITS UPON DEATH	68

7.3	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY	70

7.4	DETERMINATION OF BENEFITS UPON TERMINATION	70

7.5	DISTRIBUTION OF BENEFITS	72

7.6	HOW PLAN BENEFIT WILL BE DISTRIBUTED	75

7.7	REQUIRED MINIMUM DISTRIBUTIONS	77

7.8	DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL	82

7.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN	82

7.10	RIGHT OF FIRST REFUSALS	83

7.11	STOCK CERTIFICATE LEGEND	84

7.12	PUT OPTION	84

7.13	NONTERMINABLE PROTECTIONS AND RIGHTS	86

7.14	PRE-RETIREMENT DISTRIBUTION	86

7.15	ADVANCE DISTRIBUTION FOR HARDSHIP	86

7.16	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION	88

7.17	DIRECT ROLLOVER	88

7.18	CORRECTIVE DISTRIBUTIONS	90

7.19	IN-SERVICE DISTRIBUTIONS	90

ARTICLE VIII AMENDMENT, TERMINATION, MERGERS AND LOANS

8.1	AMENDMENT	91

8.2	TERMINATION	91

8.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS	92

8.4	LOANS TO PARTICIPANTS	92

ARTICLE IX TOP HEAVY

9.1	TOP HEAVY PLAN REQUIREMENTS	94

9.2	DETERMINATION OF TOP HEAVY STATUS	94

ARTICLE X MISCELLANEOUS

10.1	PARTICIPANT’S RIGHTS	98

10.2	ALIENATION	98

10.3	CONSTRUCTION OF PLAN	99

10.4	GENDER AND NUMBER	99

10.5	LEGAL ACTION	99

10.6	PROHIBITION AGAINST DIVERSION OF FUNDS	99

10.7	EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE	100

10.8	INSURER’S PROTECTIVE CLAUSE	100

10.9	RECEIPT AND RELEASE FOR PAYMENTS	100

10.10	ACTION BY THE EMPLOYER	101

10.11	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY	101

10.12	HEADINGS	101

10.13	ELECTRONIC MEDIA	101

10.14	PLAN CORRECTION	102

10.15	APPROVAL BY INTERNAL REVENUE SERVICE	102

10.16	UNIFORMITY	102

10.17	SECURITIES AND EXCHANGE COMMISSION APPROVAL.	102

10.18	VOTING COMPANY STOCK	103

ARTICLE XI PARTICIPATING EMPLOYERS

11.1	ADOPTION BY OTHER EMPLOYERS	104

11.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS	104

11.3	DESIGNATION OF AGENT	104

11.4	EMPLOYEE TRANSFERS	104

11.5	PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES	104

11.6	AMENDMENT	105

11.7	DISCONTINUANCE OF PARTICIPATION	105

11.8	ADMINISTRATOR’S AUTHORITY	105

BANCPLUS CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

(WITH 401(K) PROVISIONS)

THIS PLAN, hereby adopted by BancPlus Corporation, a corporation organized under the laws of the State of Mississippi and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (herein referred to as the “Employer”).

W I TN E S S E T H:

WHEREAS, the Employer has maintained an Employee Stock Ownership Plan, originally effective January 1, 1956, (hereinafter called the “Effective Date”, previously known as the Citizens Bank and Trust Company Employees’ Profit Sharing Plan, now known in successor plan form as the BancPlus Corporation Employee Stock Ownership Plan (With 401 (k) Provisions) (herein referred to as the “Plan”) in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended; and

WHEREAS, contributions to the Plan will be made by the Employer and such contributions made to the trust will be invested primarily in the capital stock of the Employer;

NOW, THEREFORE, effective January 1, 2012, except as otherwise provided, the Employer in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends the Plan in its entirety and restates the Plan to provide as follows.

ARTICLE I

DEFINITIONS

1.1 “Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.2 “Administrator” means the person or entity designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

1.3 “Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414( o ). WellnessPlus, Inc. is a covered Affiliated Employer.

1.4 “Aggregate Account” means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of Section 9 .2.

1.5 “Anniversary Date” means the last day of the Plan Year.

1.6 “Beneficiary” means the person (or entity) to whom the share of a deceased Participant’s interest in the Plan is payable.

1.7 “Catch-Up Contribution” means Deferred Compensation made to the Plan by a Catch-Up Eligible Participant during any taxable year of such Participant that is in excess of the following:

(a) a statutory limit on Deferred Compensation or “annual additions” provided in Code Sections 401(a)(30), 402(h), 403(b), 408, 415(c), or 457(b)(2) (without regard to Code Section 457(b)(3), as applicable; or

(b) a Plan limit on Deferred Compensation which is not a limit provided in (a) above.

1.8 “Catch-Up Eligible Participant” means a Participant who:

(a) is eligible to defer Compensation pursuant to Section 4.2; and

(b) will attain age 50 or higher before the end of the Employee’s taxable year.

1.9 “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.10 “Company Stock” means common stock issued by the Employer (or by a corporation which is a member of the controlled group of corporations of which the Employer is a member) which is readily tradeable on an established securities market. If there is no common stock which meets the foregoing requirement, the term “Company Stock” means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power, and (B) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be “Company Stock” if such stock is convertible at any time into stock which constitutes “Company Stock” hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable. For purposes of the preceding sentence, pursuant to Regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

1.11 “Company Stock Account” means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund.

A separate accounting shall be maintained with respect to that portion of the Company Stock Account attributable to (i) Elective Contributions and Rollover Contributions, and (ii) Non-Elective Contributions.

1.12 “Compensation” means, with respect to any Participant and except as otherwise provided herein, such Participant’s wages as reported on defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for a Plan Year (the “determination period”) for which the Employer is required to furnish the Participant a written statement under Code Sections 604l(d), 605l(a)(3) and 6052 (Form W-2 wages). Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

For purposes of this Section, the determination of Compensation shall be made by:

(a) including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(£)(4), 402(e)(3), 402(h)(l)(B), 403(b) or 457(b ), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. For this purpose, effective January 1, 1998, amounts not includible in gross income under Code Section 125 shall be deemed to include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that the Participant has other health coverage, provided the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(b) excluding pre-participation Compensation paid during the Plan Year while not a Participant in the component of the Plan for which Compensation is being used.

(c) effective for Plan Years beginning on and after July 1, 2007, making the following adjustments for amounts that are paid by the later of 2 1/2 months after a Participant’s severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant’s severance from employment with the Employer. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered Compensation, even if payment is made within the time period specified above.

(1) Leave cash-outs shall be included in Compensation if those amounts would have been included in the definition of Compensation if they were paid prior to the Participant’s severance from employment with the Employer, and the amounts are for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

Compensation in excess of $200,000 (or such other amount provided in the Code) shall be disregarded for all purposes other than for purposes of salary deferral elections pursuant to Section 4.2. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any “determination period” of less than twelve (12) months, the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the “determination period” begins multiplied by the ratio obtained by dividing the number of full months in the short “determination period” by twelve (12). A “determination period” is not less than twelve (12) months solely because a Participant’s Compensation does not include Compensation paid during a determination period while the Participant was not a Participant in the Plan (or a component of the Plan).

For Plan Years beginning after 2008, an individual receiving a differential wage payment, as defined by Code §3401(h)(2), is treated as an Employee of the Employer making the payment, (ii) the differential wage payment is treated as Compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code §414(u)(l )(C) by reason of any contribution or benefit which is based on the differential wage payment. The foregoing (iii) applies only if all employees of the Employer performing service in the uniformed services described in Code §3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code §3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§410(b )(3), (4), and (5)).

If any Employees are excluded from the Plan (or from any component of the Plan), then Compensation for any such Employees who become eligible or cease to be eligible to participate in the Plan (or in the component of the Plan) during a Plan Year shall only include Compensation while such Employees are Eligible Employees of the Plan (or of such component of the Plan).

For purposes of this Section, if the Plan is a plan described in Code Section 413(c) or 414(£) (a plan maintained by more than one Employer), the limitation applies separately with respect to the Compensation of any Participant from each Employer maintaining the Plan.

If, in connection with the adoption of any amendment, the definition of Compensation has been modified, then, except as otherwise provided herein, for Plan Years prior to the Plan Year which includes the adoption date of such amendment, Compensation means compensation determined pursuant to the terms of the Plan then in effect.

Notwithstanding the above, the determination of Compensation for Code Section 415 purposes shall be made by:

(i) including amounts not includible in gross income under Code Section 125 shall be deemed to include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that the Participant has other health coverage, provided the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(ii) For purposes of Top Heavy minimum contributions, by excluding Catch-Up contributions.

(iii) making the following adjustments for amounts that are paid after the Participant’s severance from employment with the Employer. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered compensation within the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above.

(A) 415 Compensation shall include regular pay after severance of employment if:

(1) The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2) The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer, and

(3) The payment is made by the later of 2 1/2 months after a Participant’s severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant’s severance from employment with the Employer.

(iv) Leave cash-outs shall be included in 415 Compensation if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Participant’s severance from employment with the Employer and the amounts are for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued, and such amounts are paid by the later of 2 1/2 months after a Participant’s severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant’s severance from employment with the Employer, and represents.

(v) Deferred compensation shall be included in 415 Compensation if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Participant’s severance from employment with the Employer maintaining the Plan and the amounts are received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant’s gross income, and such payment is made by the later of 2 1/2 months after a Participant’s severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant’s severance from employment with the Employer.

1.13 “Contract” or “Policy” means any life insurance policy, retirement income policy or annuity policy (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

1.14 “Current Obligations” means Trust obligations arising from extension of credit to the Trust and payable in cash within (1) year from the date an Employer contribution is due.

1.15 “Deferred Compensation” with respect to any Participant means the amount of the Participant’s total Compensation which has been contributed to the Plan in accordance with the Participant’s deferral election pursuant to Section 4.2. Deferred Compensation (including Catch-Up Contributions) shall not exceed “415 Compensation.”

1.16 “Distribution Calendar Year” means a calendar year for which a minimum distribution pursuant to Section 7.7 is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date under Section 7.7. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 7.7. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s required beginning date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s required beginning date occurs, will be made on or before December 31st of that Distribution Calendar Year.

1.17 “Early Retirement Date” means any Anniversary Date (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains age 55 and has completed at least 15 Years of Service with the Employer (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at an Early Retirement Age.

A Former Participant who separates from service after satisfying any service requirement but before satisfying the age requirement for Early Retirement Age and who thereafter reaches the age requirement contained herein shall be entitled to receive benefits under this Plan (other than any accelerated vesting and allocations of Employer Contributions) as though the requirements for Early Retirement Age had been satisfied.

1.18 “Elective Contribution” means the Employer contributions to the Plan of Deferred Compensation excluding any such amounts distributed as excess “annual additions” pursuant to Section 4.10. In addition, the Employer contribution made pursuant to Section 4.1 (b) which is used to satisfy the safe harbor methods permitted by Code Sections 401(k)(12) and 40l(m)(ll) and any Employer Qualified Non-Elective Contribution made pursuant to Section 4.l(d) and Section 4.6(c) which is used to satisfy the “Actual Deferral Percentage” tests shall be considered an Elective Contribution for purposes of the Plan. Any contributions deemed to be Elective Contributions (whether or not used to satisfy the “Actual Deferral Percentage” tests or the “Actual Contribution Percentage” tests) shall be subject to the requirements of Sections 4.2(b) and 4.2(c) and shall further be required to satisfy the nondiscrimination requirements of Regulation l.40l(k)-l(b)(5) and Regulation 1.40l(m)-l(b)(5), the provisions of which are specifically incorporated herein by reference.

1.19 “Eligible Employee” means any Employee, except as provided below. The following Employees shall not be eligible to participate in this Plan:

(a) Employees of Affiliated Employers, unless such Affiliated Employers have adopted this Plan.

(b) Individuals who are not reported on the payroll records of the Employer as common law employees. In particular, it is expressly intended that individuals who are not treated as common law employees by the Employer on its payroll records, or partners or other Self-Employed Individuals who are treated as independent contractors, are not Eligible Employees and are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors.

(c) Employees who are Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2).

1.20 “Employee” means any person who is employed by the Employer or Affiliated Employer. Employee shall include Leased Employees within the meaning of Code Sections 4l4(n)(2) and 414( o )(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated work force.

1.21 “Employer” means BancPlus Corporation, a subchapter C corporation, and any successor which shall maintain this Plan. The Employer is a corporation with principal offices in the State of Mississippi. In addition, where appropriate, the term Employer shall include any Participating Employer (as defined in Section 11.1) which shall adopt this Plan. WellnessPlus, Inc. is a covered adopting Employer.

1.22 “ESOP” means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Regulation 54.4975-11.

1.23 “Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of the Employer matching contributions made pursuant to Section 4.1 (b) (to the extent such matching contributions are not used to satisfy the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)(l1)), Employer matching contributions made pursuant to Section 4.1 (c) and any qualified non-elective contributions or elective deferrals taken into account pursuant to Section 4.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.7(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual contribution ratios beginning with the highest of such ratios). Such determination shall be made after first taking into account corrections of any Excess Deferred Compensation pursuant to Section 4.2 and taking into account any adjustments of any Excess Contributions pursuant to Section 4.6.

1.24 “Excess Contributions” means, with respect to a Plan Year, the excess of Elective Contributions used to satisfy the “Actual Deferral Percentage” tests made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5(a) (determined by hypothetically reducing contributions made on behalf of Highly Compensated Participants in order of the actual deferral ratios beginning with the highest of such ratios). Excess Contributions shall be treated as an “annual addition” pursuant to Section 4.9(b).

1.25 “Excess Deferred Compensation” means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant’s Deferred Compensation and the elective deferrals pursuant to Section 4.2(±) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in Code Section 402(g), which is incorporated herein by reference. Excess Deferred Compensation shall be treated as an “annual addition” pursuant to Section 4.9(b) when contributed to the Plan unless distributed to the affected Participant not later than the first April 15th following the close of the Participant’s taxable year. Additionally, for purposes of Sections 9.2 and 4.4(i), Excess Deferred Compensation shall continue to be treated as Employer contributions even if distributed pursuant to Section 4.2(±). However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of Section 4.5(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).

1.26 “Exempt Loan” means a loan made to the Plan by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations, Section 54.4975-7(b) of the Treasury Regulations and Section 5 .4 hereof.

1.27 “Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

1.28 “Fiscal Year” means the Employer’s accounting year of 12 months commencing on January 1 of each year and ending the following December 31.

1.29 “FNB Plan” means the First National Bank of Holmes County 401 (k) Profit Sharing Plan.

1.30 “FNB Plan Profit Sharing Account” means the account maintained to reflect profit sharing contributions under the predecessor FNB Plan.

1.31 “Forfeiture” means that portion of a Participant’s Account that is not Vested, and occurs on the earlier of:

(a) the distribution of the entire Vested portion of the Participant’s Account of a Former Participant who has severed employment with the Employer. For purposes of this provision, if the Former Participant has a Vested benefit of zero, then such Former Participant shall be deemed to have received a distribution of such Vested benefit as of the year in which the severance of employment occurs, or

(b) the last day of the Plan Year in which a Former Participant who has severed employment with the Employer incurs five (5) consecutive I-Year Breaks in Service.

Regardless of the preceding provisions, if a Former Participant is eligible to share in the allocation of Employer contributions or Forfeitures in the year in which the Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the first Plan Year for which the Former Participant is not eligible to share in the allocation of Employer contributions or Forfeitures. Furthermore, the term “Forfeiture” shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

1.32 “Former Participant” means a person who has been a Participant, but who has ceased to be a Participant for any reason.

1.33 “415 Compensation” with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. “415 Compensation” must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

Notwithstanding the above, the determination of 415 Compensation shall be made by:

(a) including any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4) and 457. For this purpose, effective January 1, 1998, amounts not includible in gross income under Code Section 125 shall be deemed to include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that the Participant has other health coverage, provided the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(b) For purposes of Section 4.4(i), excluding Catch-Up contributions.

(c) effective for Limitation Years beginning on and after July 1, 2007, making the following adjustments for amounts that are paid by the later of 2 1/2 months after a Participant’s severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant’s severance from employment with the Employer. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered compensation within the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above.

415 Compensation shall include regular pay after severance of employment if:

(a) The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(b) The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

Leave cash-outs shall be included in 415 Compensation if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Participant’s severance from employment with the Employer and the amounts are for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

1.34 “414(s) Compensation” means any definition of compensation that satisfies the nondiscrimination requirements of Code Section 414(s) and the Regulations thereunder. The period for determining 414(s) Compensation must be either the Plan Year or the calendar year ending with or within the Plan Year. An Employer may further limit the period taken into account to that part of the Plan Year or calendar year in which an Employee was a Participant in the component of the Plan being tested. The period used to determine 414(s) Compensation must be applied uniformly to all Participants for the Plan Year.

1.35    “Highly Compensated Employee” means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

(a)    was a “five percent owner” as defined in Section 1.37(b) at any time during the “determination year” or the “look-back year”; or

(b)    for the “look-back year” had “415 Compensation” from the Employer in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

The “determination year” means the Plan Year for which testing is being performed, and the “look back year” means the immediately preceding twelve (12) month period.

A highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for the “determination year,” in accordance with Regulation 1.414( q)-1 T, A-4 and IRS Notice 97-45 (or any superseding guidance).

In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 91 l(d)(2)) from the Employer constituting United States source income within the meaning of Code
Section 86l(a)(3) shall not be treated as Employees. If a Nomesident Alien Employee has U.S. source income, that Employee is treated as satisfying this definition if all of such Employee’s U.S. source income from the Employer is exempt from U.S. income tax under an applicable income tax treaty. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o )(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer’s retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the “determination year.”

1.36    “Highly Compensated Participant” means any Highly Compensated Employee who is eligible to participate in the component of the Plan being tested.

1.37    “Hour of Service” means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530 .200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of D.O.L. regulation 2530.200b-2(b) and (c) are incorporated herein by reference. If actual hours records are not maintained for an Employee, the Plan shall apply an equivalency method permitted under such Department of Labor Regulations.

1.38    “Investment Manager” means any Fiduciary described in Act Section 3(38).

1.39    “Key Employee” means, for Plan Years beginning after December 31, 2001, an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of the Employee’s or former Employee’s Beneficiaries) is considered a Key Employee if the Employee’s or former Employee’s, at any time during the Plan Year that contains the “determination date” (except for the Plan Year beginning after December 31, 2001, the prior Plan Year that contains the “determination date”), has been included in one of the following categories:

(a)    an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual “415 Compensation” greater than $130,000 (as adjusted under Code Section 416(i)(l) for Plan Years beginning after December 31, 2002).

(b)    a “five percent owner” of the Employer. “Five percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 4 l 4(b ), ( c ), (m) and ( o) shall be treated as separate employers.

(c)    a “one percent owner” of the Employer having an annual “415 Compensation” from the Employer of more than $150,000. “One percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has “415 Compensation” of more than $150,000, “415 Compensation” from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

For purposes of this Section, the determination of “415 Compensation” shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(l)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. In determining whether an individual has 415 Compensation of more than $150,000, 415 Compensation from each employer required to be aggregated under Code Sections 414(b ), (c), (m) and (o) shall be taken into account.

1.40    “Late Retirement Date” means a Participant’s actual Retirement Date after having reached Normal Retirement Date.

1.41    “Leased Employee” means any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient Employer:

(a)    if such employee is covered by a money purchase pension plan providing:

(1)    a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415( c)(3);

(2)    immediate participation;

(3)    full and immediate vesting; and

(b)    if Leased Employees do not constitute more than 20% of the recipient Employer’s nonhighly compensated work force.

1.42    “Non-Elective Contribution” means the Employer contributions to the Plan excluding, however, contributions made pursuant to the Participant’s deferral election provided for in Section 4.2, matching contributions or nonelective contributions (which are used to satisfy the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)(l 1)) made pursuant to Section 4.l(b) and any Qualified Non-Elective Contribution used in the “Actual Defeffal Percentage” tests.

1.43    “Non-Highly Compensated Participant” means any Participant who is not a Highly Compensated Employee. However, for purposes of Section 4.5 and Section 4.7, if the prior year testing method is used, a Non-Highly Compensated Participant shall be determined using the definition of Highly Compensated Employee in effect for the preceding Plan Year.

A Participant is a Non-Highly Compensated Participant for a particular Plan Year if such Participant does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

1.44    “Non-Key Employee” means, for Plan Years beginning after December 31, 2001, any Employee or former Employee (and such Employee’s or former Employee’s Beneficiaries) who is not a Key Employee.

1.45    “Normal Retirement Age” means the later of th Participant’s 65 birthday or the fifth anniversary of the date the Participant became a Participant. A Participant shall become fully Vested in the Participant’s Account upon attaining Normal Retirement Age.

1.46    “Normal Retirement Date” means the Participant’s Normal Retirement Age.

1.4 7    “1-Year Break in Service” means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Y ear Break in Service, Hours of Service shall be recognized for “authorized leaves of absence” and “maternity and paternity leaves of absence.” Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

“Authorized leave of absence” means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

A “maternity or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed the number of Hours of Service needed to prevent the Employee from incurring a 1-Year Break in Service.

1.48    “Other Investments Account” means the account of a Participant which is credited with such Participant’s share of the net gain (or loss) of the Plan and Employer contributions in other than Company Stock and which is debited with payments made to pay for Company Stock.

A separate accounting shall be maintained with respect to that portion of the Other Investments Account attributable to Elective Contributions and Non-Elective Contributions.

1.49    “Participant” means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

1.50    “Participant Direction Procedures” means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.13 and observed by the Administrator and applied to Participants who have Participant Directed Accounts.

1.51    “Participant’s Account” means the account established and maintained by the Administrator for each Participant with respect to such Participant’s total interest in the Plan.

A separate accounting shall be maintained with respect to that portion of the Participant’s Account attributable to Employer matching contributions and nonelective contributions made pursuant to Section 4.1 (b), Employer matching contributions made pursuant to Section 4.l(c), Employer discretionary contributions made pursuant to Section 4.l(e) and any Employer Qualified Non-Elective Contributions or other permitted contributions.

1.52    “Participant’s Account Balance” means the account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year. The Participant’s Account Balance shall be adjusted for investment experience as provided in the Plan.

1.53    “Participant’s Combined Account” means the total aggregate amount of each Participant’s Elective Account and Participant’s Account.

1.54    “Participant’s Directed Account” means that portion of a Participant’s interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

1.55    “Participant’s Elective Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan and Trust resulting from the Employer Elective Contributions used to satisfy the “Actual Deferral Percentage” tests. A separate accounting shall be maintained with respect to that portion of the Participant’s Elective Account attributable to such Elective Contributions pursuant to Section 4.2, Employer matching contributions and nonelective contributions made pursuant to Section 4.1 (b) and any Employer Qualified Non-Elective Contributions.

1.56    “Participant’s Rollover Account” means the account established and maintained by the Administrator for each Participant with respect to such Paiiicipant’s interest in the Plan resulting from amounts transferred from another plan or “conduit” Individual Retirement Account in accordance with Section 4.12.

A separate accounting shall be maintained with respect to that portion of the Participant’s Rollover Account attributable to after-tax Employee contributions.

1.57    “Participant’s Transfer Account” means the account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from amounts transferred to this Plan from a direct plan-to-plan transfer and/or with respect to such Participant’s interest in the Plan resulting from amounts transferred from another qualified plan or “conduit” Individual Retirement Account in accordance with Section 4.11.

1.58    “Plan” means this instrument, including all amendments thereto.

1.59    “Plan Year” means the Plan’s accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

1.60    “Qualified Non-Elective Contribution” means any Employer contributions made pursuant to Section 4.l(d) and Section 4.6(c) and Section 4.8(g). Such contributions shall be considered an Elective Contribution for the purposes of the Plan and may be used to satisfy the “Actual Deferral Percentage” tests or the “Actual Contribution Percentage” tests.

1.61    “Regulation” means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

1.62    “Retired Participant” means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

1.63    “Retirement Date” means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant’s Normal Retirement Date, Early or Late Retirement Date (see Section 7.1).

1.64    “Safe Harbor Matching Contributions” are Employer matching contributions made in accordance with the safe harbor contribution provisions of the Plan, which shall be fully vested at all times and shall be subject to the distribution restrictions which apply to qualified nonelective contributions, as contemplated by Code Sections 401 (k) and 401 (m).

1.65    “Safe Harbor Nonelective Contributions” which are made in accordance with Article IV shall be fully vested at all times and shall be subject to the distribution restrictions which apply to qualified nonelective contributions, as contemplated by Code Sections 401(k) and 401(m).

1.66    “Terminated Paiiicipant” means a person who has been a Paiiicipant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

1.67    “Top Heavy Plan” means a plan described in Section 9.2(a).

1.68    “Top Heavy Plan Year” means a Plan Year during which the Plan is a Top Heavy Plan.

1.69    “Total and Permanent Disability” means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Acts.

1.70    “Trustee” means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

1.71    “Trust Fund” means the assets of the Plan and Trust as the same shall exist from time to time.

1. 72    “Unallocated Company Stock Suspense Account” means an account containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been released from such account and allocated to the Participants’ Company Stock Accounts.

1.73    “Valuation Date” means the Anniversary Date and may include any other prospective or retrospective date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participant’s accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, are open for business.

1. 74    “Vested” means the nonforfeitable portion of any account maintained on behalf of a Participant.

1.75    “Year of Service” means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. If there is a shift to the Plan Year, then an Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a 1-Year Break in Service) and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate.

For vesting purposes, the computation periods shall be the Plan Year, including periods prior to the Effective Date of the Plan.

The computation period shall be the Plan Year if not otherwise set forth herein.

Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c). However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

Years of Service with First National Bank of Holmes County and First Holmes Corporation shall be recognized.

Years of Service with any Affiliated Employer shall be recognized.

ARTICLE II

ADMINISTRATION

2.1	POWERS AND RESPONSIBILITIES OF THE EMPLOYER

(a)    In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

(b)    The Employer may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

(c)    The Employer shall establish a “funding policy and method,” i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a “funding policy and method” shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such “funding policy and method” shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

(d)    The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY

The Employer shall appoint one or more Administrators. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering a written resignation to the Employer or be removed by the Employer by delivery of written notice ofremoval, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

The Employer, upon the resignation or removal of an Administrator, shall promptly designate a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

2.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES

If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.4	POWERS AND DUTIES OF THE ADMINISTRATOR

The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator’s duties under the Plan.

The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

(a)    the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b)    to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(c)    to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

(d)    to maintain all necessary records for the administration of the Plan;

(e)    to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(f)    to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(g)    to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(h)    to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

(i)    to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

(j)    to establish and communicate to Participants a procedure, which includes at least three (3) investment options pursuant to Regulations, for allowing each Participant to direct the Trustee as to the investment of such Participant’s Company Stock Account pursuant to Section 4.13;

(k)    to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

(1)    to assist any Participant regarding the Paiiicipant’s rights, benefits, or elections available under the Plan.

2.5	RECORDS AND REPORTS

The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.6	APPOINTMENT OF ADVISERS

The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan’s investment fiduciaries and to Plan Pmiicipants.

2.7	INFORMATION FROM EMPLOYER

The Employer shall supply full and timely information to the Administrator on all pertinent facts as the Administrator may require in order to perform its function hereunder and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee’s duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.8	PAYMENT OF EXPENSES

All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.9	MAJORITY ACTIONS

Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.3, if there is more than one Administrator, then they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.10	CLAIMS PROCEDURE

Claims for benefits under the Plan may be filed in writing with the Administrator. Written or electronic notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure.

2.11	CLAIMS REVIEW PROCEDURE

Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the notification of denial. The Administrator shall then make a determination regarding the Participant’s appeal within the next 60 days, or 45 days in the case of a disability related claim. The claimant or the claimant’s representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. A final decision as to the allowance of the claim normally shall be made by the Administrator within 60 days of receipt of the appeal, or 45 days in the case of a disability related claim; provided, however that there may be an extension of up to 60 days ( 45 days in the case of a disability related claim) due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day or 45 day period. Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE III

ELIGIBILITY

3.1	CONDITIONS OF ELIGIBILITY

All current Participants in the Plan will continue to participate in the Plan under this amendment and restatement of the Plan. All other Employees who are at least age 21 and employed in a position requiring the completion of at least 1,000 Hours of Service for a Plan Year (regardless of total hours of service) will participate in the Plan on the entry date determined under Section 3.2. Notwithstanding the foregoing, each other Employee who completes 1,000 or more Hours of Service during the eligibility computation period will become a Participant on the entry date coincident with or next following completion of the computation period or, if later, attainment of age 21. For purposes of determining years of service and breaks in service for purposes of eligibility, the initial eligibility computation period is the 12 consecutive month period beginning on the date the Employee first performs an Hour of Service for the Employer (employment commencement date). The succeeding 12 consecutive month periods shall be either of two twelve (12) consecutive month periods, one commencing on January 1 and the other commencing on July 1 of each Plan Year beginning after his initial date of service.

3.2	EFFECTIVE DATE OF PARTICIPATION

An Eligible Employee shall become a Paiiicipant effective as of the first day of the Plan Year quarter coinciding with or next following the date such Employee met the eligibility requirements of Section 3 .1, provided said Employee was still employed as of such date, or if not employed on such date as of the date of rehire if a 1-Year Break in Service has not occurred or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment.

If an Eligible Employee satisfies the Plan’s eligibility requirement conditions by reason of recognition of service with a predecessor employer, such Employee will become a Participant as of the day the Plan credits service with a predecessor employer or, if later, the date the Employee would have otherwise entered the Plan had the service with the predecessor employer been service with the Employer.

If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise have become a Participant, shall go from a classification of a noneligible Employee to an Eligible Employee, such Employee shall become a Participant on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise become a Participant, shall go from a classification of an Eligible Employee to a noneligible class of Employees, such Employee shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

However, if such Employee incurs a 1-Year Break in Service, eligibility will be determined under the Break in Service rules set forth in Section 3. 7.

3.3	DETERMINATION OF ELIGIBILITY

The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.11.

3.4	TERMINATION OF ELIGIBILITY

In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Year of Service completed while a noneligible Employee, until such time as the Participant’s Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, the Former Participant’s interest in the Plan shall continue to share in the earnings of the Trust Fund.

3.5	OMISSION OF ELIGIBLE EMPLOYEE

If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, then the Employer shall make a subsequent contribution, if necessary after the application of Section 4.4(f), so that the omitted Employee receives a total amount which the Employee would have received (including both Employer contributions and earnings thereon) had the Employee not been omitted. Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6	INCLUSION OF INELIGIBLE EMPLOYEE

If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall be entitled to recover the contribution made with respect to the ineligible person provided the error is discovered within twelve (12) months of the date on which it was made. Otherwise, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made. Notwithstanding the foregoing, any Deferred Compensation made by an ineligible person shall be distributed to the person (along with any earnings attributable to such Deferred Compensation).

3.7	REHIRED EMPLOYEES AND BREAKS IN SERVICE

(a)    If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed by the Employer before a 1-Year Break in Service occurs, the Former Participant shall become a Participant as of the reemployment date.

(b)    If any Employee becomes a former Employee due to severance from employment with the Employer and is reemployed after a I-Year Break in Service has occurred, Years of Service shall include Years of Service prior to the I-Year Break in Service subject to the following rules:

(I)    In the case of a former Employee who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions, Years of Service before a period of I-Year Break in Service will not be taken into account if the number of consecutive I-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of pre-break Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior 1-Year Breaks in Service.

(2)    A Former Participant shall participate in the Plan as of the date of reemployment.

(c)    After a Former Participant who has severed employment with the Employer incurs five (5) consecutive I-Year Breaks in Service, the Vested portion of said Former Participant’s Account attributable to pre-break service shall not be increased as a result of post-break service. In such case, separate accounts will be maintained as follows:

(I)    one account for nonforfeitable benefits attributable to pre-break service; and

(2)    one account representing the Participant’s Employer derived account balance in the Plan attributable to post-break service.

(d)    If any Participant becomes a Former Participant due to severance of employment with the Employer and is reemployed by the Employer before five (5) consecutive I-Year Breaks in Service, and such Former Participant had received a distribution of the entire Vested interest prior to reemployment, then the forfeited account shall be reinstated only if the Former Paiiicipant repays the full amount which had been distributed. Such repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive I-Year Breaks in Service commencing after the distribution. If a distribution occurs for any reason other than a severance of employment, the time for repayment may not end earlier than five (5) years after the date of distribution. In the event the Former Participant does repay the full amount distributed, the undistributed forfeited portion of the Participant’s Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Valuation Date preceding the distribution. The source for such reinstatement may be Forfeitures occurring during the Plan Year. If such source is insufficient, then the Employer will contribute an amount which is sufficient to restore any such forfeited Accounts, provided, however, that if a discretionary contribution is made for such year pursuant to Section 4.1 (e), such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with Section 4.4.

3.8	ELECTION NOT TO PARTICIPATE

An Employee may, subject to the approval of the Employer, irrevocably and voluntarily elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing, within a reasonable period of time before the beginning of a Plan Year.

ARTICLE IV

CONTRIBUTION AND ALLOCATION

4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

For each Plan Year, the Employer shall contribute to the Plan, except as otherwise provided:

(a)    The amount of the total salary reduction elections of all

Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer Elective Contribution.

(b)    On behalf of each Participant who is eligible to share in the contribution below, such contribution, which amount shall be deemed an Employer Elective Contribution.

A matching contribution equal to the sum of 100% of the amount of the Participant’s Deferred Compensation that is not in excess of 3% of the Participant’s Compensation, plus 50% of the amount of the Participant’s Deferred Compensation that exceeds 3% of the Participant’s Compensation but not in excess of 5% of the Participant’s Compensation. Safe harbor matching contributions shall be made on a quarterly basis, not later than the end of the quarter following the quarter with respect to which the underlying Elective Contribution is made, with a year-end true-up where necessary to provide the same rate of match for each eligible Participant on a full Plan Year basis.

If, pursuant to Section 41 O(b)(4)(B), the Employer applies Code Section 410(b) separately to the portion of the Plan (within the meaning of Code Section 414(1)) that benefits only Eligible Employees who satisfy the eligibility requirements of Section 3 .1 that are lower than age twenty-one (21) and completion of a Year of Service, the Plan is treated as two separate plans for purposes of Code Section 401 (k). basic Matching Contribution or a Nonelective Contribution, then such contribution shall not be made on behalf of Eligible Employees who have not attained age twenty-one (21) and completed a Year of Service. However, in such a case, Deferred Compensation and the matching contribution made pursuant to Section 4.1 (c) on behalf of those Eligible Employees must satisfy Sections 4.5 and 4.7.

Contributions made to the Plan pursuant to this Section 4.1 (b) are intended to comply with Sections 4.5(a) and 4.7(a) pursuant to the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)(l l). However, if matching contributions are made to this Plan or any other plan maintained by the Employer, and (i) such matching contributions are made with respect to Deferred Compensation or after-tax voluntary Employee contributions that in the aggregate exceed 6% of the Employee’s Compensation, (ii) the rate of matching contributions increases as the rate of Deferred Compensation or after-tax voluntary Employee contributions increases, (iii) at any rate of Deferred Compensation or after-tax voluntary Employee contributions, the rate of matching contributions that would apply with respect to any Highly Compensated Employee is greater than the rate of matching contributions that would apply with respect to a Non-Highly Compensated Participant and who has the same rate of Deferred Compensation or after-tax voluntary Employee contributions, (iv) any discretionary matching contribution made to this Plan and any other plan maintained by the Employer, in the aggregate, exceed 4% of the Participant’s Compensation, then such matching contributions in the aggregate must satisfy the “Actual Contribution Percentage” test of Section 4.7(a). In this regard, the Employer may elect to disregard, with respect to all Eligible Employees, all matching contributions with respect to a Participant’s Deferred Compensation up to 6% of each Participant’s Compensation, or matching contributions up to 4% of each Participant’s Compensation. In applying the “Actual Contribution Percentage” tests, match contributions and nonelective contributions made pursuant to this Section 4.1 (b) that satisfy the safe harbor methods permitted by Code Section 401(k)(12) may not be treated as matching contributions under Code 401(m)(3). Safe harbor matching contributions shall be made on behalf of each Participant, without regard to year-end employment or Hours of Service for the Plan Year.

The rules that apply for purposes of aggregating and disaggregating cash or deferred arrangements and plans under Code Section 401(k) and 401(m) also apply for purposes of Code Sections 401(k)(12) and 401(m)(l 1).

(c)    On behalf of each eligible Participant, a Safe Harbor Matching Contribution shall be made on a quarterly basis, not later than the end of the quarter following the quarter with respect to which the underlying Elective Contribution is made, with a year-end true-up adjustment where necessary to provide the same rate of match to each eligible Participant on a full Plan Year basis. Safe Harbor Matching Contributions shall be fully vested at all times and shall be subject to the distribution restrictions which apply to qualified nonelective contributions under the Code. There shall be no year-end employment or Hours of Service requirement to share in Safe Harbor Matching Contributions. Safe Harbor Matching Contributions shall satisfy the notice and other requirements of Code Section 401(k)(12)(B). The Safe Harbor Matching Contribution shall be at a rate equal to 100% of a Participant’s Elective Deferrals up to 3% of the Participant’s Compensation for the Plan Year, plus 50% of the Participant’s Elective Deferrals from 3% to 5% of the Participant’s Compensation for the Plan Year.

(d)    On behalf of each Non-Highly Compensated Paiiicipant who is eligible to share in the Qualified Non-Elective Contribution for the Plan Year, a discretionary Qualified Non-Elective Contribution equal to a uniform percentage of each eligible individual’s Compensation, the exact percentage, if any, to be determined each year by the Employer. Any Employer Qualified Non-Elective Contribution shall be deemed an Employer Elective Contribution.

(e)    A discretionary amount, which amount, if any, shall be deemed an Employer Non-Elective Contribution.

(f)    Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top heavy minimum contribution. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

4.2	PARTICIPANT’S SALARY REDUCTION ELECTION

(a)    Each Participant may elect to defer Compensation which would have been received in the Plan Year, but for the deferral election, by any dollar amount or whole percentage of Compensation up to 100%. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election. For purposes of this Section, Compensation shall be determined on an annual basis prior to any reductions made pursuant to Code Sections 125, 132(£)(4), 402(e)(3), 402(h)(l)(B), 403(b), 414(v) or 457(b), and Employee contributions described in Code Section
414(h)(2) that are treated as Employer contributions. A Participant may make a separate deferral election with respect to bonus or other special Compensation.

For purposes of this Section, the annual dollar limitation of Code Section 401(a)(l 7) ($200,000 as adjusted) shall not apply except that the Administrator may elect to apply such limit as part of the deferral election procedures.

A Participant’s deferral election with respect to regular Compensation shall not apply to cash prizes or awards related to High Performance Rewards or WellnessPlus or other awards programs.

Notwithstanding the above, each Catch-Up Eligible Participant shall be eligible to make Catch-Up Contributions during the Plan Year in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of Code Sections 402(g) and 415(c). Catch-Up Contributions may be a dollar amount or a percentage of Compensation for each payroll period not to exceed the applicable dollar limit under Code Section 414(v), pursuant to procedures established by the Administrator. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401 (k)(3), 401(k)(12), 416 or 41 O(b ), as applicable, by reason of the making of such Catch-Up Contributions. If the Plan provides for ADP Test Safe Harbor Matching Contributions or ACP Test Safe Harbor Matching Contributions, then catch-up contributions (as defined in Code Section 414(v)) will be taken into account in applying such matching contributions under the Plan.

Automatic Deferral Election Procedures. If the Employer elects to implement an automatic deferral election, then in the event a Participant fails to make a deferral election and does not affirmatively elect to receive cash, such Participant shall be deemed to have made a deferral election equal to the percentage of Compensation set fo1ih in procedures established by the Administrator. The automatic deferral election may, in accordance with procedures established by the Administrator, be applied to all Participants on a periodic basis and/or to Eligible Employees who become Participants after a certain date. Furthermore, if the automatic deferral election increases each year, then the Administrator shall establish procedures implementing such provision, including, but not limited to, the time at which such increases take effect. Notwithstanding the preceding, the Plan will comply with applicable federal laws and regulations relating to automatic deferral provisions.

The amount by which Compensation is reduced shall be that Participant’s Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant’s Elective Account.

(b)    The balance in each Participant’s Elective Account shall be fully Vested at all times and, except as otherwise provided herein, shall not be subject to Forfeiture for any reason.

(c)    Notwithstanding anything in the Plan to the contrary, amounts held in the Participant’s Elective Account may not be distributable (including any offset of loans) earlier than:

(1)    a Paiiicipant’s severance of employment;

(2)    a Participant’s Total and Permanent Disability;

(3)    a Participant’s death;

(4)    a Participant’s attainment of age 59 1/2;

(5)    the termination of the Plan without the existence at the time of Plan termination of an alternative defined contribution plan or the establishment of an alternative defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer. For this purpose, a defined contribution plan is not treated as an alternative defined contribution plan if the plan is an employee stock ownership plan (as defined in Code Section 4975(e)(7) or 409), a simplified employee pension plan (as defined in Code Section 408(k)), a SIMPLE IRA plan (as defined in Code Section 408(p)), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Sections 457(b) or 457(£). Furthermore, if at all times during the 24-month period beginning 12 months before the date of the Plan’s termination, fewer than 2% of the Participants in the Plan as of the date of Plan termination are eligible under the other defined contribution plan, then the other defined contribution plan is not an alternative defined contribution plan.

(6)    the date of disposition by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets;

(7)    the date of disposition by the Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary; or

(8)    the proven financial hardship of a Participant, subject to the limitations of Section 7.15.

(d)    For each Plan Year, a Participant’s Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan during any calendar year shall not exceed the limitation imposed by Code Section 402(g), as in effect at the beginning of such calendar year, except to the extent permitted under Code Section 414(v), if applicable. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with Section 4.2(f). The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

(e)    In the event a Participant has received a hardship distribution from the Participant’s Elective Account pursuant to Section 7.15(b) or pursuant to Regulation 1.401(k)-l(d)(2)(iv) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan for a period of six (6) months following the receipt of the distribution.

(f)    If a Participant’s Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulations 1.402(g)-1 (b) and 1.414(v)-l(g)(2)) under another qualified cash or deferred arrangement (as described in Code Section 401(k)), a simplified employee pension (as described in Code Section 408(k)(6)), a simple individual retirement account plan (as described in Code Section 408(p)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457(b), or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant’s taxable year, the Participant may, not later than March 1st following the close of the Participant’s taxable year, notify the Administrator in writing of such excess and request that the Participant’s Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant’s taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and income shall be treated as a pro rata distribution of Excess Deferred Compensation and income. The amount distributed shall not exceed the Participant’s Deferred Compensation under the Plan for the taxable year (and any income allocable to such excess amount). Any distribution on or before the last day of the Participant’s taxable year must satisfy each of the following conditions:

(1)    the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

(2)    the Participant shall designate the distribution as Excess Deferred Compensation; and

(3)    the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

Any distribution made pursuant to this Section 4.2(f) shall be made first from unmatched Deferred Compensation and, thereafter, from Deferred Compensation which is matched. Matching contributions which relate to such Deferred Compensation shall be treated as a Forfeiture.

(g)    Notwithstanding Section 4.2(f) above, a Participant’s Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

(h)    Distributions of Excess Deferred Compensation must be adjusted for income (gain or loss). The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

Distributions of Excess Deferred Compensation must be adjusted for income (gain or loss), including, to the extent required by Regulations, an adjustment for income for the Plan Year. The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(1)    Reasonable method of allocating income. The Administrator may use any reasonable method for computing the income allocable to Excess Deferred Compensation, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Deferred Compensation merely because the income allocable to Excess Deferred Compensation is determined on a date that is no more than seven (7) days before the distribution.

(2)    Alternative method of allocating income. The Administrator may allocate income to Excess Deferred Compensation for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions, by a fraction, the numerator of which is the Excess Deferred Compensation for the Employee for the Plan Year, and the denominator of which is the sum of the account balance attributable to Elective Contributions.

(i)    At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant’s Elective Account shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary.

(j)    Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

(k)    The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

(1)    A Participant must make an initial salary deferral election, or an election to receive cash in lieu of a salary deferral election if the Employer has implemented an automatic deferral election feature, within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section 3.2. If the Participant fails to make an initial salary deferral election, or an election to receive cash in lieu of a salary deferral election, if the automatic deferral election applies, within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

(2)    A Participant may modify a prior election during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. However, modifications to a salary deferral election shall only be permitted quarterly, during election periods established by the Administrator prior to the first day of each Plan Year quarter. Any modification shall not have retroactive effect and shall remain in force until revoked.

(3)    A Participant may elect to prospectively revoke the Participant’s salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. Furthermore, the termination of the Participant’s employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

(4)    If the Employer elects to make a contribution pursuant to Section 4.1 (b), the Employer, at least thirty (30) days, but not more than ninety (90) days, before the beginning of the Plan Year, will provide each eligible Employee a comprehensive notice of the Employee’s rights and obligations under the Plan, written (or in such other form as permitted by the Internal Revenue Service) in a manner calculated to be understood by the average Employee. If an Employee becomes eligible after the ninetieth (90th) day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than ninety (90) days before the Employee becomes eligible but not later than the date the Employee becomes eligible. In addition to any other election periods provided under this Section 4.2, each eligible Employee may make or modify a salary reduction election during the thirty (30) day period immediately following receipt of the notice described above.

4.3	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

The Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, the Employer will designate to the Trustee the Plan Year for which the Employer is making its contribution.

4.4	ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

(a)    The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to each such Participant as set forth herein.

(b)    The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

(1)    With respect to the Employer Elective Contribution made pursuant to Section 4.l(a), to each Participant’s Elective Account in an amount equal to each such Participant’s Deferred Compensation for the year.

(2)    With respect to the Employer Elective Contribution made pursuant to Section 4.1(b), except for the Employer Elective Contribution to another plan maintained by the Employer, to each Participant’s Elective Account when used to satisfy the “Actual Deferral Percentage” tests, otherwise to each Participant’s Account. Safe harbor matching contributions shall be made on behalf of each Participant, without regard to year-end employment or Hours of Service for the Plan Year.

(3)    With respect to the Employer Non-Elective Contribution made pursuant to Section 4.1(c), to each Participant’s Account in accordance with Section 4.1(c).

Only Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year generally shall be eligible to share in the matching contribution for the year.

(4)    With respect to the Employer Qualified Non-Elective Contribution made pursuant to Section 4.1(d), to each Participant’s Elective Account when used to satisfy the “Actual Deferral Percentage” tests or Participant’s Account in accordance with Section 4.1(d).

Only Non-Highly Compensated Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year generally shall be eligible to share in the Qualified Non-Elective Contribution for the year.

(5)    With respect to the Employer Non-Elective Contribution made pursuant to Section 4.1(e), to each Participant’s Account in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all Participants for such year.

Only Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year generaslly shall be eligible to share in the discretionary contribution for the year.

(c)    The Company Stock Account of each Participant shall be credited as of each Anniversary Date with the Participant’s allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. Stock dividends on Company Stock held in the Participant’s Company Stock Account shall be credited to the Participant’s Company Stock Account when paid to the Plan. Cash dividends on Company

Stock held in the Participant’s Company Stock Account shall, in the sole discretion of the Administrator, either be credited to the Participant’s Other Investments Account when paid to the Plan or be used to repay an Exempt Loan; provided, however, that when cash dividends are used to repay an Exempt Loan, Company Stock shall be released from the Unallocated Company Stock Suspense Account and allocated to the Participant’s Company Stock Account pursuant to Section 4.4(e) and, provided further, that Company Stock allocated to the Participant’s Company Stock Account shall have a fair market value not less than the amount of cash dividends which would have been allocated to such Participant’s Other Investments Account for the year.

Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall only be allocated to each Participant’s Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in Section 4.4(e) herein. Company Stock acquired with the proceeds of an Exempt Loan shall be an asset of the Trust Fund and maintained in the Unallocated Company Stock Suspense Account.

(d)    As of each Valuation Date, before allocation of the Employer contributions and one-half of the Employer Elective Contributions for the period ending on the Valuation Date, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant’s and Former Participant’s nonsegregated accounts (other than each Paiiicipant’s Company Stock Account) bear to the total of all Participants’ and Former Participants’ nonsegregated accounts (other than each Participant’s Company Stock Account) as of such date. Investment experience may be allocated under an alternative method if the Employer determines that such method is necessary or advisable to reflect an equitable allocation.

Earnings or losses do not include the interest paid under any installment contract for the purchase of Company Stock by the Trust Fund or on any loan used by the Trust Fund to purchase Company Stock, nor does it include income received by the Trust Fund with respect to Company Stock acquired with the proceeds of an Exempt Loan; all income received by the Trust Fund from Company Stock acquired with the proceeds of an Exempt Loan may, at the discretion of the Administrator, be used to repay such loan.

Participants’ transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Paiiicipant shall be credited or charged with its separate earnings and losses.

(e)    All Company Stock acquired by the Plan with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated Company Stock Suspense Account. Such Company Stock shall be released and withdrawn from that account as if all Company Stock in that account were encumbered. For each Plan Year during the duration of the loan, the number of shares of Company

Stock released shall equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal to be paid for all future Plan Years. In the event Exempt Loan payments are made more frequently than annually, the number of shares of Company Stock released upon each such payment shall equal the number of encumbered shares held immediately before such payment multiplied by a fraction, the numerator of which is the amount of principal paid with such payment and the denominator of which is the sum of the numerator plus the principal to be paid for all future periods. As of each Anniversary Date, the Plan must consistently allocate to each Participant’s Account, in the same manner as Employer discretionary contributions pursuant to Section 4.l(e) are allocated, non-monetary units (shares and fractional shares of Company Stock) representing each Participant’s interest in Company Stock withdrawn from the Unallocated Company Stock Suspense Account. However, Company Stock released from the Unallocated Company Stock Suspense Account with cash dividends pursuant to Section 4.4(c) shall be allocated to each Participant’s Company Stock Account in the same proportion that each such Participant’s number of shares of Company Stock sharing in such cash dividends bears to the total number of shares of all Participant’s Company Stock sharing in such cash dividends. Income earned with respect to Company Stock in the Unallocated Company Stock Suspense Account shall be used, at the discretion of the Administrator, to repay the Exempt Loan used to purchase such Company Stock. Company Stock released from the Unallocated Company Stock Suspense Account with such income, and any income which is not so used, shall be allocated as of each Anniversary Date in the same proportion that each Participant’s and Former Participant’s nonsegregated accounts after the allocation of any earnings or losses pursuant to Section 4.4(d) bear to the total of all Participants’ and Former Participants’ nonsegregated accounts after the allocation of any earnings or losses pursuant to Section 4.4(d).

(f)    On or before each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date may be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 3. 7(d), be used to satisfy any contribution that may be required pursuant to Section 3.5 and/or 7.9, or used to pay any administrative expenses of the Plan. The remaining Forfeitures, if any, may be used to reduce the contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur..

(g)    For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum allocation provided for in Section 4.4(i) if eligible pursuant to the provisions of Section 4.4(k).

(h)    Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Early, Normal or Late), Total and Permanent Disability or death shall share in the allocation of contributions for that Plan Year, without regard to Hours of Service for the Plan Year.

(i)    Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee’s “415 Compensation” (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this Plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions allocated to the Participant’s Combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee’s “415 Compensation” and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, then the sum of the Employer contributions allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant’s Combined Account of any Key Employee. However, for Plan Years beginning after December 31, 2001, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee’s Deferred Compensation shall not be taken into account.

However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

(j)    For purposes of the minimum allocations set forth above, the percentage allocated to the Participant’s Combined Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions (excluding any Catch-Up Contributions) allocated on behalf of such Key Employee divided by the “415 Compensation” for such Key Employee.

(k)    For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant’s Combined Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, elective contributions to the Plan.

(l)    For the purposes of this Section, “415 Compensation” in excess of $150,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(l7)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. If “415 Compensation” for any prior determination period is taken into account in determining a Participant’s minimum benefit for the current

Plan Year, the “415 Compensation” for such determination period is subject to the applicable annual “415 Compensation” limit in effect for that prior period. For this purpose, in determining the minimum benefit in Plan Years beginning on or after January 1, 1989, the annual “415 Compensation” limit in effect for determination periods beginning before that date is $200,000 (or such other amount as adjusted for increases in the cost of living in accordance with Code Section 415(d) for determination periods beginning on or after January 1, 1989, and in accordance with Code Section 401(a)(l7)(B) for determination periods beginning on or after January 1, 1994). For determination periods beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted. For any short Plan Year the “415 Compensation” limit shall be an amount equal to the “415 Compensation” limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

(m)    Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

(n)    Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.

(o)    Notwithstanding anything to the contrary, if this is a Plan that would otherwise fail to meet the requirements of Code Section 410(b)(1)(B) and the Regulations thereunder because Employer contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

(1)    The group of Participants eligible to share in the Employer’s contribution for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who have not separated from service prior to the last day of the Plan Year and have completed the greatest number of Hours of Service in the Plan Year.

(2)    If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer’s contribution for the Plan Year shall be further expanded to include the minimum number of Participants who have separated from service prior to the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

(3)    Nothing in this Section shall permit the reduction of a Participant’s accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

(4)    Notwithstanding the foregoing, if the portion of the Plan which is not a Code Section 401(k) or 401(m) plan would fail to satisfy Code Section 410(b) if the coverage tests were applied by treating those Participants whose only allocation would otherwise be provided under the top heavy formula as if they were not currently benefiting under the Plan, then, for purposes of this Section 4.4(o), such Participants shall be treated as not benefiting and shall therefore be eligible to be included in the expanded class of Participants who will share in the allocation provided under the Plan’s non top heavy formula.

4.5	ACTUAL DEFERRAL PERCENTAGE TESTS

(a)    Maximum Annual Allocation: For each Plan Year beginning after December 31, 2001, for which the safe harbor contribution requirements are not satisfied, the annual allocation derived from Employer Elective Contributions to a Highly Compensated Participant’s Elective Account shall satisfy one of the following tests:

(1)    The “Actual Deferral Percentage” for the Highly Compensated Participant group shall not be more than the “Actual Deferral Percentage” of the Non-Highly Compensated Participant group for the preceding Plan Year multiplied by 1.25, or

(2)    The excess of the “Actual Deferral Percentage” for the Highly Compensated Participant group over the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the preceding Plan Year shall not be more than two percentage points. Additionally, the “Actual Deferral Percentage” for the Highly Compensated Participant

group shall not exceed the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the preceding Plan Year multiplied by 2. The provisions of Code Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

(b)    For the purposes of this Section “Actual Deferral Percentage” means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions (less Catch-Up Contributions) allocated to each Participant’s Elective Account for such Plan Year, to such Participant’s “414(s) Compensation” for such Plan Year. The actual deferral ratio for each Participant and the “Actual Deferral Percentage” for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions (less Catch-Up Contributions) allocated to each Non-Highly Compensated Participant’s Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer and by any matching contributions which relate to such Excess Deferred Compensation.

Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the preceding Plan Year shall be calculated pursuant to the provisions of the Plan then in effect.

(c)    For the purposes of Sections 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

Notwithstanding the above, if the prior year testing method is used to calculate the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group for the first Plan Year of this amendment and restatement, for purposes of Section 4.5(a) and 4.6, a Non-Highly Compensated Participant shall include any such Employee eligible to make a deferral election, whether or not such deferral election was made or suspended, pursuant to the provisions of the Plan in effect for the preceding Plan Year.

(d)    For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), this Plan may not be combined with any other plan.

(e)    For the purpose of this Section, when calculating the “Actual Deferral Percentage” for the Non-Highly Compensated Participant group, the prior year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

(f) Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.6 may be applied separately (or will be applied separately to the extent required by Regulations) to each “plan” within the meaning of Regulation Section 1.401 (k)-6. Furthermore, the provisions of Code Section 401(k)(3)(F) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(l)(A). For purposes of applying this provision, the Administrator may use any effective date of participation that is permitted under Code Section 41 O(b) provided such date is applied on a consistent and uniform basis to all Participants.

(g) Notwithstanding the above, contributions made pursuant to Section 4.1 (b) are intended to comply with this Section 4.5 pursuant to the alternative methods permitted by Code Section 401(k)(l2). In any Plan Year in which this Plan satisfies the provisions of Code Section 401(k)(l2) the provisions of this Section of the Plan shall not apply.

(h) Notwithstanding the preceding, Qualified Nonelective Contributions (as defined in Regulation Section 1.401(k)-6) cannot be taken into account in determining the Actual Deferral Ratio (ADR) for a Plan Year for a Non-Highly Compensated Employee (NHCE) to the extent such contributions exceed the product of that NHCE’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an Actual Contribution Percentage (ACP) test under Regulation Section 1.401(m)-2(a)(6) (including the determination of the representative contribution rate for purposes of Regulation Section 1.401(m)-2(a)(6)(v)(B)), is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” under this Section). For purposes of this Section:

(1) The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(2) The “applicable contribution rate” for an eligible NHCE is the sum of the Qualified Matching Contributions (as defined in Regulation Section 1.401 (k)-6) taken into account in determining the ADR for the eligible NHCE for the Plan Year and the Qualified Nonelective Contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE’s Code Section 414(s) compensation for the same period.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for an NHCE to the extent such contributions do not exceed 10 percent (10%) of that NHCE’s Code Section 414(s) compensation.

Qualified Matching Contributions may only be used to calculate an ADR to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Regulation Section 1.401 (m)-2(a)(5)(ii) and as set forth in Section 4.7.

(i)    Qualified Nonelective Contributions and Qualified Matching Contributions cannot be taken into account to determine an ADR to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Regulation Section 1.401(k)-3, 1.401 (m)-3, or 1.401 (k)-4. Thus, for example, matching contributions that are made pursuant to Regulation Section 1.401 (k)-3( c) cannot be taken into account under the ADP test. Similarly, if a plan switches from the current year testing method to the prior year testing method pursuant to Regulation Section 1.401 (k)-2( c), Qualified Nonelective Contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

(j)    The ADR of any Participant who is a Highly Compensated Employee (HCE) for the Plan Year and who is eligible to have Elective Contributions (as defined in Regulation Section 1.401 (k )-6) (and Qualified Nonelective Contributions and/or Qualified Matching Contributions, if treated as Elective Contributions for purposes of the ADP test) allocated to such Participant’s accounts under two (2) or more cash or deferred arrangements described in Code Section 401 (k), that are maintained by the same Employer, shall be determined as if such Elective Contributions (and, if applicable, such Qualified Nonelective Contributions and/or Qualified Matching Contributions) were made under a single arrangement. If an HCE participates in two or more cash or deferred arrangements of the Employer that have different Plan Years, then all Elective Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. However, for Plan Years beginning before the effective date of this Amendment, if the plans have different Plan Years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Regulations of Code Section 401 (k).

(k)    Plans using different testing methods for the ADP and ACP test. Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ADP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that Plan Year. However, if different testing methods are used, then the Plan cannot use:

(1)    The recharacterization method of Regulation Section 1.401 (k)-2(b )(3) to correct excess contributions for a Plan Year;

(2)    The rules of Regulation Section 1.401(m)-2(a)(6)(ii) to take Elective Contributions into account under the ACP test (rather than the ADP test); or

(3)    The rules of Regulation Section 1.401 (k )-2( a)(6)( v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

(1)    ADP when no Non-Highly Compensated Employees. If, for the applicable year for determining the ADP of the Non-Highly Compensated Employees for a Plan Year, there are no eligible Non-Highly Compensated Employees, then the Plan is deemed to satisfy the ADP Test for the Plan Year.

4.6	ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

In the event (or if it is anticipated) that the initial allocations of the Employer Elective Contributions made pursuant to Section 4.4 do (or might) not satisfy one of the tests set forth in Section 4.5(a), the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

(a)    On or before the fifteenth day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the Highly Compensated Participant having the largest dollar amount of Elective Contributions (less Catch-Up Contributions) shall have a portion of such Participant’s Elective Contributions treated as Catch-Up Contributions and/or distributed until the total amount of Excess Contributions has been treated as Catch-Up Contributions and/or distributed, or until the amount of such Participant’s remaining Elective Contributions equals the Elective Contributions (less Catch-Up Contributions) of the Highly Compensated Participant having the second largest dollar amount of Elective Contributions (less Catch-Up Contributions). This process shall continue until the total amount of Excess Contributions has been eliminated. In determining the amount of Excess Contributions to be treated as Catch-Up Contributions and/or distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced pursuant to Section 4.2(f) by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for such Participant’s taxable year ending with or within such Plan

Year and any forfeited matching contributions which relate to such Excess Deferred Compensation.

(1)    With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

(i)    may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

(ii)    shall be designated by the Employer as a distribution of Excess Contributions (and income).

(2)    Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and income.

(3)    Matching contributions which relate to Excess Contributions shall be forfeited unless the related matching contribution is distributed as an Excess Aggregate Contribution pursuant to Section 4.8.

(b)    Distributions of Excess Contributions must be adjusted for income (gain or loss) for the Plan Year. The Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(1)    Reasonable method of allocating income. The Administrator may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.

(2)    Alternative method of allocating income. The Administrator may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(i)    Account balance attributable to Elective Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

(ii)    Any additional amount of such contributions made for the Plan Year.

(c)    Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant’s Elective Account of each Non-Highly Compensated Participant eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

(1)    A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant’s 414(s) Compensation for the year (or prior year if the prior year testing method is being used) bears to the total 414(s) Compensation of all Non-Highly Compensated Participants for such year.

(2)    A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in the same proportion that each such Non-Highly Compensated Participant’s Deferred Compensation (less Catch-Up Contributions) for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation (less Catch-Up Contributions) of all such Non-Highly Compensated Participants for such year.

(3)    A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated in equal amounts (per capita). However, the maximum amount allocated to any Participant pursuant to this subsection shall be limited to the amount that may be taken into account in applying the ADP test in Section 4.5.

(4)    A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 4.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated for the year (or at the end of the prior Plan Year if the prior year testing method is used) to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in equal amounts (per capita). However, the maximum amount allocated to any Participant pursuant to this subsection shall be limited to the amount that may be taken into account in applying the ADP test in Section 4.5.

(5)    A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 4.5(a) is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum “annual addition” pursuant to Section 4.9. This process shall continue until one of the tests set forth in Section 4.5(a) is satisfied (or is anticipated to be satisfied). However, the maximum amount allocated to any Participant pursuant to this subsection shall be limited to the amount that may be taken into account in applying the ADP test in Section 4.5.

Notwithstanding the above, at the Employer’s discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the “Actual Deferral Percentage” or “Actual Contribution Percentage” test under the current year testing method for the prior year testing year shall be disregarded.

(d)    If during a Plan Year, it is projected that the aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would cause the Plan to fail the tests set forth in Section 4.5(a), then the Administrator may automatically reduce the deferral amount of affected Highly Compensated Participants, beginning with the Highly Compensated Participant who has the highest deferral ratio until it is anticipated the Plan will pass the tests or until the actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the next highest actual deferral ratio. This process may continue until it is anticipated that the Plan will satisfy one of the tests set forth in Section 4.5(a). Alternatively, the Employer may specify a maximum percentage of Compensation that may be deferred.

(e)    Any Excess Contributions (and income) which are distributed on or after 2 1/2 months after the end of the Plan Year shall be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979.

4.7	ACTUAL CONTRIBUTION PERCENTAGE TESTS

(a)    For any Plan Year for which the safe harbor contribution requirements of the Code are not satisfied, the “Actual Contribution Percentage” for the Highly Compensated Participant group shall not exceed the greater of:

(1)    125 percent of such percentage for the Non-Highly Compensated Participant group for the preceding Plan Year for the Non-Highly Compensated Participant group); or

(2)    the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group for the preceding Plan Year, or such percentage for the Non-Highly Compensated Participant group for the preceding Plan plus 2 percentage points. The provisions of Code Section 401(m) and Regulation 1.401(m)-l(b) are incorporated herein by reference.

(b)    For the purposes of this Section and Section 4.8, “Actual Contribution Percentage” for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group), the average of the ratios (calculated separately for each Participant in each group and rounded to the nearest one-hundredth of one percent) of:

(1)    the sum of Employer matching contributions pursuant to Section 4.l(b) (to the extent such matching contributions are not used to satisfy the safe harbor methods permitted by Code Sections 401(k)(l2) and 401(m)(l l)) and Employer matching contributions made pursuant to Section 4.1 (c) on behalf of each such Participant for such Plan Year; to

(2)    the Participant’s “414(s) Compensation” for such Plan Year.

(c)    For purposes of determining the “Actual Contribution Percentage,” only Employer matching contributions contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Employees eligible to have Employer matching contributions pursuant to Section 4.1 (b) (to the extent such matching contributions are not used to satisfy the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)(ll)) and Employer matching contributions made pursuant to Section 4.1 (c) allocated to their accounts, nonelective contributions (as described in Code Section 401(k)(12)(C)) (to the extent such nonelective contributions are not used to satisfy the safe harbor methods permitted by Code Sections 401(k)(12) and 401(m)), elective deferrals (as defined in Regulation l.402(g)-l(b)) and qualified non-elective contributions (as defined in

Code Section 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such nonelective contributions, elective deferrals and qualified non-elective contributions shall be treated as Employer matching contributions subject to Regulation 1.401(m)-l(b)(5) which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which the nonelective contributions, elective deferrals and the qualified non-elective contributions are made.

(d)    For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), this Plan may not be combined with any other plan.

(e)    For purposes of Sections 4.7(a) and 4.8, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Employer matching contributions (whether or not a deferral election was made or suspended) allocated to the Participant’s account for the Plan Year.

(f)    For the purpose of this Section, when calculating the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group, the prior year testing method shall be used. Any change from the current year testing method to the prior year testing method shall be made pursuant to Internal Revenue Service Notice 98-1, Section VII (or superseding guidance), the provisions of which are incorporated herein by reference.

(g)    Notwithstanding anything in this Section to the contrary, the provisions of this Section and Section 4.8 may be applied separately (or will be applied separately to the extent required by Regulations) to each “plan” within the meaning of Regulation
1.401 (m)-5. Furthermore, the provisions of Code Section 401(m)(5)(C) may be used to exclude from consideration all Non-Highly Compensated Employees who have not satisfied the minimum age and service requirements of Code Section 410(a)(l)(A). For purposes of applying this provision, the Administrator may use any effective date of participation that is permitted under Code Section 41 O(b) provided such date is applied on a consistent and uniform basis to all Participants.

(h)    Notwithstanding the above, contributions made pursuant to Section 4.1 (b) are intended to comply with this Section 4. 7 pursuant to the alternative methods permitted by Code Section 401(m)(l 1). In any Plan Year in which this Plan satisfies the provisions of Code Section 401(m)(ll) the provisions of this Section shall not apply.

4.8	ADJUSTMENT TO ACTUAL CONTRIBUTION PERCENTAGE TESTS

(a)    In the event (or if it is anticipated) that the “Actual Contribution Percentage” for the Highly Compensated Participant group exceeds (or might exceed) the “Actual Contribution Percentage” for the Non-Highly Compensated Participant group pursuant to Section 4.7(a), the Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall direct the Trustee to distribute to the Highly Compensated Participant having the largest dollar amount of contributions determined pursuant to
Section 4. 7(b )(1), the Vested portion of such contributions (and income allocable to such contributions) and, if forfeitable, forfeit such non-Vested Excess Aggregate Contributions attributable to Employer matching contributions (and income allocable to such forfeitures) until the total amount of Excess Aggregate Contributions has been distributed, or until the Participant’s remaining amount equals the amount of contributions determined pursuant to Section 4. 7(b )(1) of the Highly Compensated Participant having the second largest dollar amount of contributions. This process shall continue until the total amount of Excess Aggregate Contributions has been distributed.

If the correction of Excess Aggregate Contributions attributable to Employer matching contributions is not in proportion to the Vested and non-Vested portion of such contributions, then the Vested portion of the Participant’s Account attributable to Employer matching contributions after the correction shall be subject to Section 7.5(k).

(b)    Any distribution and/or forfeiture of less than the entire amount of Excess Aggregate Contributions (and income) shall be treated as a pro rata distribution and/or forfeiture of Excess Aggregate Contributions and income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and income). Forfeitures of Excess Aggregate Contributions shall be treated in accordance with Section 4.4.

(c)    Distributions of Excess Aggregate Contributions must be adjusted for income (gain or loss) for the Plan Year. The Administrator has the discretion to determine and allocate income using any of the methods set f01ih below:

(1) Reasonable method of allocating income. The Administrator may use any reasonable method for computing the income allocable to Excess Aggregate Contributions, provided that the method does not violate Code Section 401 (a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s accounts. A Plan will not fail to use a reasonable method for computing the income allocable to Excess Aggregate Contributions merely because the income allocable to Excess Aggregate Contributions is determined on a date that is no more than seven (7) days before the distribution.

(2)    Alternative method of allocating income. The Administrator may allocate income to Excess Aggregate Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the amounts taken into account under the ACP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the Excess Aggregate Contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(i)	Account balance attributable to amounts taken into account under the ACP test as of the beginning of the Plan Year, and

(ii)	Any additional amount of such contributions made for the Plan Year.

(d)    Excess Aggregate Contributions, including forfeited matching contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

Forfeited matching contributions that are reallocated to Participants’ Accounts for the Plan Year in which the forfeiture occurs shall be treated as an “annual addition” pursuant to Section 4.9(b) for the Participants to whose Accounts they are reallocated and for the Participants from whose Accounts they are forfeited.

(e)    The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as after-tax voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year.

(f)    If during a Plan Year the projected aggregate amount of Employer matching contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.7(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.8(a) each affected Highly Compensated Participant’s projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section 4.7(a).

(g)    Notwithstanding the above, within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution in accordance with one of the following provisions which contribution shall be allocated to the Participant’s Account of each Non-Highly Compensated Participant eligible to share in the allocation in accordance with such provision. The Employer shall provide the Administrator with written notification of the amount of the contribution being made and for which provision it is being made pursuant to:

(1)    A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated in the same proportion that each Non-Highly Compensated Participant’s 414(s) Compensation for the year (or prior year if the prior year testing method is being used) bears to the total 414( s) Compensation of all Non-Highly Compensated Participants for such year.

(2)    A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in the same proportion that each such Non-Highly Compensated Participant’s Deferred Compensation (less Catch-Up Contributions) for the year (or at the end of the prior Plan Year if the prior year testing method is being used) bears to the total Deferred Compensation (less Catch-Up Contributions) of all such Non-Highly Compensated Participants for such year.

(3)    A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated in equal amounts (per capita). However, the maximum amount allocated to any Participant pursuant to this subsection shall be limited to the amount that may be taken into account in applying the ACP test in Section 4.7.

(4)    A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants electing salary reductions pursuant to Section 4.2 in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated for the year (or at the end of the prior Plan Year if the prior year testing method is used) to each Non-Highly Compensated Participant electing salary reductions pursuant to Section 4.2 in equal amounts (per capita). However, the maximum amount allocated to any Participant pursuant to this subsection shall be limited to the amount that may be taken into account in applying the ACP test in Section 4.7.

(5)    A special Qualified Non-Elective Contribution may be made on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.7. Such contribution shall be allocated to the Non-Highly Compensated Participant having the lowest 414(s) Compensation, until one of the tests set forth in Section 4. 7 is satisfied (or is anticipated to be satisfied), or until such Non-Highly Compensated Participant has received the maximum “annual addition” pursuant to Section 4.9. This process shall continue until one of the tests set forth in Section 4.7 is satisfied (or is anticipated to be satisfied). However, the maximum amount allocated to any Participant pursuant to this subsection shall be limited to the amount that may be taken into account in applying the ACP test in Section 4.7.

Notwithstanding the above, at the Employer’s discretion, Non-Highly Compensated Participants who are not employed at the end of the Plan Year (or at the end of the prior Plan Year if the prior year testing method is being used) shall not be eligible to receive a special Qualified Non-Elective Contribution and shall be disregarded.

Notwithstanding the above, if the testing method changes from the current year testing method to the prior year testing method, then for purposes of preventing the double counting of Qualified Non-Elective Contributions for the first testing year for which the change is effective, any special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants used to satisfy the “Actual Deferral Percentage” or “Actual Contribution Percentage” test under the current year testing method for the prior year testing year shall be disregarded.

4.9	MAXIMUM ANNUAL ADDITIONS

(a)    Notwithstanding the foregoing, for a “limitation year” the maximum “annual additions” credited to a Participant’s accounts for any “limitation year” shall equal the lesser of: (1) $40,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) one-hundred percent (100%) of the Participant’s “415 Compensation” for such “limitation year.” For any short “limitation year,” the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short “limitation year” and the denominator of which is twelve (12).

(b)    For purposes of applying the limitations of Code Section 415, “annual additions” means the sum credited to a Participant’s accounts for any “limitation year” of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer, (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A( d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer and (6) allocations under a simplified employee pension plan. Except, however, the “415 Compensation” percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits after separation from service (within the meaning of Code Sections 401 (h) or 419A(f)(2)) which is otherwise treated as an “annual addition,” or (2) any amount otherwise treated as an “annual addition” under Code Section 415(1)(1).

( c)    For purposes of applying the limitations of Code Section 415, the following are not “annual additions”: (1) the transfer of funds from one qualified plan to another and (2) provided no more than one-third of the Employer contributions for the year are allocated to Highly Compensated Participants, Forfeitures of Company Stock purchased with the proceeds of an Exempt Loan and Employer contributions applied to the payment of interest on an Exempt Loan. In addition, the following are not Employee contributions for the purposes of Section 4.9(b ): (1) rollover contributions (as defined in Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 41 l(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411 (a)(3)(D) (mandatory contributions); (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6), and (6) Catch-up contributions.

(d)    For purposes of applying the limitations of Code Section 415, the “limitation year” shall be the Plan Year.

(e)    For the purpose of this Section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

(f)    For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414( o ), all Employees of such Employers shall be considered to be employed by a single Employer.

(g)    If this is a plan described in Code Section 413(c) (other than a plan described in Code Section 413(f)), then all of the benefits or contributions attributable to a Participant from all of the Employers maintaining this Plan shall be taken into account in applying the limits of this Section with respect to such Participant. Furthermore, in applying the limitations of this Section with respect to such a Participant, the total “415 Compensation” received by the Participant from all of the Employers maintaining the Plan shall be taken into account.

(h)(l)    If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum “annual additions” under this Plan shall equal the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited to such Participant’s accounts during the “limitation year.”

(2)    If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, “annual additions” will be credited to the Participant’s accounts under the defined contribution plan subject to Code Section 412 prior to crediting “annual additions” to the Participant’s accounts under the defined contribution plan not subject to Code Section 412.

(3)    If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum “annual additions” under this Plan shall equal the product of (A) the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the “annual additions” which would be credited to such Participant’s accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such “annual additions” for all plans described in this subparagraph.

(i)    Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder.

(j)    Notwithstanding any other provision of the Plan, if the Annual Additions are exceeded for any Participant, then the Plan will only correct such excess in accordance with the Employee Plans Compliance Resolution System as set forth from time to time in Treasury Department guidance, including but not limited to Treasury Regulations to the extent applicable.

4.10	ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

(a)    If, as a result of a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.9 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the “annual additions” under this Plan would cause the maximum “annual additions” to be exceeded for any Participant, the “excess amount” will be corrected in accordance with the Employee Plans Compliance Resolution System as set forth from time to time in Treasury Department guidance, including but not limited to Treasury Regulations to the extent applicable.

(b)     For purposes of this Article, “excess amount” for any Participant for a “limitation year” shall mean the excess, if any, of (1) the “annual additions” which would be credited to the Participant’s account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum “annual additions” determined pursuant to Section 4.9.

4.11	PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS

(a)    With the consent of the Administrator, amounts may be transferred (within the meaning of Code Section 414(1)) to this Plan from other tax qualified plans under Code Section 401 (a) by Participants, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require an opinion of counsel that the amounts to be transferred meet the requirements of this Section. The amounts transferred shall be set up in a separate account herein referred to as a Participant’s Transfer Account. Furthermore, for vesting purposes, the Participant’s portion of the Participant’s Transfer Account attributable to any transfer shall be subject to Section 7.4(c).

Except as permitted by Regulations (including Regulation 1.411 (d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401 (k)-1 (g)(3) ), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Regulation
1.401(k)-l(d).

(b)    Amounts in a Participant’s Transfer Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Section 7 .14 and paragraph (c) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

(c)    At Normal Retirement Date, or such other date when the Participant or the Participant’s Beneficiary shall be entitled to receive benefits, the Participant’s Transfer Account shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary. Any distributions of amounts held in a Participant’s Transfer Account shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5, including, but not limited to, all notice and consent requirements of Code Section 41l(a)(l1) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant’s benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.

(d)    The Administrator may direct that Employee transfers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.13.

(e)    This Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

(f)    Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any “Section 411 (d)(6) protected benefit” as described in Section 8 .1.

4.12	ROLLOVERS FROM OTHER PLANS

(a)    This Section applies to a “rollover” from an “eligible retirement plan” to this Plan. With the consent of the Administrator, the Plan may accept a “rollover” by Participants, provided the “rollover” will not jeopardize the tax-exempt status of the Plan or create adverse tax consequences for the Employer. Prior to accepting any “rollovers” to which this Section applies, the Administrator may require the Employee to establish (by providing an opinion of counsel, or otherwise) that the amounts to be rolled over to this Plan meet the requirements of this Section. The Employer may instruct the Administrator, operationally and on a nondiscriminatory basis, to limit the source of rollovers that may be accepted by the Plan. The amounts rolled over shall be set up in a separate account herein referred to as a Participant’s Rollover Account. Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

(b)    Amounts in a Participant’s Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Section 7 .14 and paragraph (c) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

(c)    At such date when the Participant or the Participant’s Beneficiary shall be entitled to receive benefits, the Participant’s Rollover Account shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary. Furthermore, amounts in the Participant’s Rollover Account shall be considered as part of a Participant’s benefit in determining whether the $1,000 threshold has been exceeded for purposes of the timing or form of payments under the Plan. Any distributions of amounts held in a Participant’s Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5, including, but not limited to, all notice and consent requirements of Code Section 411 (a)(11) and the Regulations thereunder.

(d)    The Administrator may direct that Employee “rollovers” made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.13.

(e)    For purposes of this Section the following definitions shall apply:

(1)    A “rollover” means: (i) amounts transferred to this Plan directly from another “eligible retirement plan;” (ii) distributions received by an Employee from other “eligible retirement plans” which are eligible for tax-free rollover to an “eligible retirement plan” and which are transferred by the Employee to this Plan within sixty (60) days following receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another “eligible retirement plan,” (B) were eligible for tax-free rollover to an “eligible retirement plan” and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof; (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of receipt thereof from such conduit individual retirement account; and (v) any other amounts which are eligible to be rolled over to this Plan pursuant to the Code.

(2)    An “eligible retirement plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), a qualified trust (an employees’ trust described in Code Section 401(a) which is exempt from tax under Code Section 501(a)), an annuity plan described in Code Section 403(a), an eligible deferred compensation plan described in Code Section 457(b) which is maintained by an eligible employer described in Code Section 457(e)(l)(A), and an annuity contract described in Code Section 403(b).

4.13	DIRECTED INVESTMENT ACCOUNT

(a)    Participants may, subject to Section 4.13(d) and a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest all or a portion of their individual account balances in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures. Not by way of limitation, the Administrator may permit directed investments of a Participant’s Elective Account and/or Transfer/Rollover Account into Company Stock. That portion of the interest of any Participant so directing will thereupon be considered a Participant’s Directed Account.

(b)    As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:

(1)    to the extent that the assets in a Participant’s Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant’s Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant’s share of such pooled investment; and

(2)    to the extent that the assets in the Participant’s Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

Notwithstanding the foregoing or any other provision of the Plan, the expenses of administration of the Plan and its related Trust which are attributable to the accounts of individuals who are not employees may be charged to the accounts of such individuals, without regard to whether such expenses are charged to the accounts of Participants who are actively employed by an Employer.

(c)    Investment directions will be processed within an administratively practicable time after proper investment directions are received from the Participant. No guarantee is made by the Plan, Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction. Notwithstanding any other provision of the Plan, the Employer, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, Administrator or Trustee. Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.

(d)    Each “Qualified Participant” may elect within ninety (90) days after the close of each Plan Year during the “Qualified Election Period” to direct the Trustee in writing as to the investment of 25 percent of the total number of shares of Company Stock acquired by or contributed to the Plan that have ever been allocated to such “Qualified Participant’s” Company Stock Account (reduced by the number of shares of Company Stock previously invested pursuant to a prior election). In the case of the election year in which the last election can be made by the Participant, the preceding sentence shall be applied by substituting “50 percent” for “25 percent.” If the “Qualified Participant” elects to direct the Trustee as to the investment of the Participant’s Company Stock Account, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies. In lieu of directing the Trustee as to the investment of the Participant’s Company Stock Account, the “Qualified Participant” may elect a distribution in cash or Company Stock of the portion of the Participant’s Company Stock Account covered by the election within ninety (90) days after the last day of the period during which the election can be made. Any such distribution of Company Stock shall be subject to Section 7.12. Furthermore, the Participant must be given a choice of at least three distinct investment options.

Notwithstanding the above, if the fair market value (determined pursuant to Section 6.1 at the Plan Valuation Date immediately preceding the first day on which a “Qualified Participant” is eligible to make an election) of Company Stock acquired by or contributed to the Plan and allocated to a “Qualified Participant’s” Company Stock Account is $500 or less, then such Company Stock shall not be subject to this paragraph. For purposes of determining whether the fair market value exceeds $500, Company Stock held in accounts of all employee stock ownership plans (as defined in Code Section 4975(e)(7)) and tax credit employee stock ownership plans (as defined in Code Section 409(a)) maintained by the Employer or any Affiliated Employer shall be considered as held by the Plan.

(e)    For the purposes of this Section the following definitions shall apply:

(1)    “Qualified Participant” means any Participant or Former Participant who has completed ten (10) Years of Service as a Participant and has attained age 5 5.

(2)    “Qualified Election Period” means the six (6) Plan Year period beginning with the later of (i) the first Plan Year in which the Participant first became a “Qualified Participant,” or (ii) the first Plan Year beginning after December 31, 1986.

(f)    If any portion of the account of a Participant (including, for purposes of this subsection, a Beneficiary entitled to exercise the rights of a Participant) attributable to elective deferrals or employee contributions is invested in publicly-traded employer securities, the Participant may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of this paragraph. For purposes of this subsection, other investment options must include not fewer than 3 investment options, other than Employer securities, to which the Participant may direct the proceeds of divestment of Employer securities required by this subsection, each of which options is diversified and has materially different risk and return characteristics. The Plan must provide reasonable divestment and reinvestment opportunities at least quarterly. Except as provided in regulations, the Plan may not impose restrictions or conditions on the investment of Employer securities which the Plan does not impose on the investment of other Plan assets, other than restrictions or conditions imposed by reason of the application of securities laws or a condition permitted under IRS Notice 2006-107 or other applicable guidance.

4.14	QUALIFIED MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with Code Section 4l4(u).

(a)    Notwithstanding the other provisions of the Plan, for purposes of Code §40l(k)(2)(B)(i)(I), an individual receiving differential wage payments is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code §3401(h)(2)(A).

(b)    If a Participant dies while performing qualified military service (as defined in Code § 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

(c)    For benefit accrual purposes, the Plan treats an individual who dies or incurs a permanent and total disability while performing qualified military service as if the individual had resumed employment in accordance with the individual’s reemployment rights under USERRA, on the day preceding death or permanent and total disability and terminated employment on the actual date of death or permanent and total disability. The Plan will determine the amount of elective deferrals of an individual treated as reemployed under this paragraph for purposes of applying Code §414(u)(8)(C) on the basis of the individual’s average actual elective deferrals for the lesser of: (i) the 12-month period of service with the Employer immediately prior to qualified military service; or (ii) if service with the Employer is less than such 12-month period, the actual length of continuous service with the Employer.

(d)    Notwithstanding the other provisions of the Plan, for purposes of Code §401(k)(2)(B)(i)(I), an individual receiving differential wage payments is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code §3401(h)(2)(A).

ARTICLE V

FUNDING AND INVESTMENT POLICY

5.1	INVESTMENT POLICY

(a)    The Plan is designed to invest primarily in Company Stock. Up to 100% of the Plan assets may be invested in Company Stock.

(b)    With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in other property described in the Trust or in life insurance policies to the extent permitted by subparagraph (c) below, or the Trustee may hold such funds in cash or cash equivalents.

(c)    With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in insurance policies on the life of any “keyman” Employee. The proceeds of a “keyman” insurance policy may not be used for the repayment of any indebtedness owed by the Plan which is secured by Company Stock. In the event any “keyman” insurance is purchased by the Trustee, the premiums paid thereon during any Plan Year, net of any policy dividends and increases in cash surrender values, shall be treated as the cost of Plan investment and any death benefit or cash surrender value received shall be treated as proceeds from an investment of the Plan.

(d)    The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

(e)    The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

(f)    All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in Article VI shall be applicable.

5.2	APPLICATION OF CASH

Employer contributions in cash, and any earnings on such contributions, shall first be applied to pay any Current Obligations of the Trust Fund.

5.3	TRANSACTIONS INVOLVING COMPANY STOCK

(a)    No portion of the Trust Fund attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code Section 1042 applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401 (a):

(1)    during the “Nonallocation Period,” for the benefit of

(i)    any taxpayer who makes an election under Code Section 1042(a) with respect to Company Stock,

(ii)    any individual who is related to the taxpayer (within the meaning of Code Section 267(b)), or

(2)    for the benefit of any other person who owns (after application of Code Section 318(a) applied without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than 25 percent of

(i)    any class of outstanding stock of the Employer or Affiliated Employer which issued such Company Stock, or

(ii)    the total value of any class of outstanding stock of the Employer or Affiliated Employer.

(b)    Except, however, subparagraph (a)(l)(ii) above shall not apply to lineal descendants of the taxpayer, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the “Nonallocation Period” does not exceed more than five (5) percent of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code Section 1042 is applied.

(c)    A person shall be treated as failing to meet the stock ownership limitation under paragraph (a)(2) above if such person fails such limitation:

(1)    at any time during the one (1) year period ending on the date of sale of Company Stock to the Plan, or

(2)    on the date as of which Company Stock is allocated to Participants in the Plan.

(d)    For purposes of this Section, “Nonallocation Period” means the period beginning on the date of the sale of the Company Stock and ending on the later of:

(1)    the date which is ten (10) years after the date of sale, or

(2)    the date of the Plan allocation attributable to the final payment of the Exempt Loan incurred in connection with such sale.

5.4	LOANS TO THE TRUST

(a)    The Plan may borrow money for any lawful purpose, provided the proceeds of an Exempt Loan are used within a reasonable time after receipt only for any or all of the following purposes:

(1)    To acquire Company Stock.

(2)    To repay such loan.

(3)    To repay a prior Exempt Loan.

(b)    All loans to the Trust which are made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt Loans including but not limited to the following:

(1)    The loan must be at a reasonable rate of interest;

(2)    The amount of interest paid shall not exceed the amount of each payment which would be treated as interest under standard loan amortization tables;

(3)    Any collateral pledged to the creditor by the Plan shall consist only of the Company Stock purchased with the borrowed funds;

(4)    Under the terms of the loan, any pledge of Company Stock shall provide for the release of shares so pledged on a pro-rata basis pursuant to Section 4.4(e);

(5)    Under the terms of the loan, the creditor shall have no recourse against the Plan except with respect to such collateral, earnings attributable to such collateral, Employer contributions (other than contributions of Company Stock) that are made to meet Current Obligations and earnings attributable to such contributions;

(6)    The loan must be for a specific term and may not be payable at the demand of any person, except in the case of default;

(7)    The term of the loan (including the sum of the expired duration of the loan, any renewal period, any extension period, and the duration of any new loan) shall not exceed ten (10) years;

(8)    The loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

(9)    In the event of default upon an Exempt Loan, the value of the Trust Fund transferred in satisfaction of the Exempt Loan shall not exceed the amount of default. If the lender is a disqualified person, an Exempt Loan shall provide for a transfer of Trust Funds upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan;

(10)    Exempt Loan payments during a Plan Year must not exceed an amount equal to: (A) the sum, over all Plan Years, of all contributions and cash dividends paid by the Employer to the Plan with respect to such Exempt Loan and earnings on such Employer contributions and cash dividends, less (B) the sum of the Exempt Loan payments in all preceding Plan Years. A separate accounting shall be maintained for such Employer contributions, cash dividends and earnings until the Exempt Loan is repaid.

(c)    For purposes of this Section, the term “disqualified person” means a person who is a Fiduciary, a person providing services to the Plan, an Employer any of whose Employees are covered by the Plan, an employee organization any of whose members are covered by the Plan, an owner, direct or indirect, of 50% or more of the total combined voting power of all classes of voting stock or of the total value of all classes of the stock, or an officer, director, 10% or more shareholder, or a highly compensated Employee.

ARTICLE VI

VALUATIONS

6.1	VALUATION OF THE TRUST FUND

The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value (or their contractual value in the case of a Contract or Policy) as of the Valuation Date and shall deduct all expenses for which the Trustee has not obtained reimbursement from the Employer or the Trust Fund.

6.2	METHOD OF VALUATION

Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent Valuation Date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. Company Stock not readily tradeable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of the Regulations prescribed under Code Section 170(a)(l).

ARTICLE VII

DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1	DETERMINATION OF BENEFITS UPON RETIREMENT

Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant’s Normal Retirement Date or Early Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until such Participant’s Late Retirement Date. Upon a Participant’s Retirement Date or attainment of Normal Retirement Date without termination of employment with the Employer, or as soon thereafter as is practicable after the next following January 1 or June 30, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant’s Combined Account in accordance with Sections 7.5 and 7.6. A distribution may be delayed due to a lack of liquidity, but not beyond the date a distribution is required by applicable law to be made available.

7.2	DETERMINATION OF BENEFITS UPON DEATH

(a)    Upon the death of a Participant before the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Combined Account shall become fully Vested. If elected, distribution of the Participant’s Combined Account shall commence after the next following January 1 or June 30, and in any event not later than one (1) year after the close of the Plan Year in which such Participant’s death occurs. A distribution may be delayed due to a lack of liquidity, but not beyond the date a distribution is required by applicable law to be made available. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute the value of the deceased Participant’s accounts to the Participant’s Beneficiary.

(b)    Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant’s Beneficiary.

(c)    Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the death benefit.

(d)    The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive.

(e)    The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant’s spouse. Except, however, the Participant may designate a Beneficiary other than the spouse if:

(1)    the spouse has waived the right to be the Participant’s Beneficiary, or

(2)    the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no “qualified domestic relations order” as defined in Code Section 414(p) which provides otherwise), or

(3)    the Participant has no spouse, or

(4)    the spouse cannot be located after reasonable efforts.

In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the Internal Revenue Service) notice of such revocation or change with the Administrator. However, the Participant’s spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right.

(f)    In the event no valid designation of Beneficiary exists, or if the Beneficiary is not alive at the time of the Participant’s death, the death benefit will be paid in the following order of priority to:

(1)    the Participant’s surviving spouse;

(2)    the Participant’s children, including adopted children, per stirpes;

(3)    the Participant’s surviving parents in equal shares; or

(4)    the Participant’s estate.

If the Beneficiary does not predecease the Participant, but dies prior to distribution of the death benefit, the death benefit will be paid to the Beneficiary’s designated Beneficiary (or if there is no designated Beneficiary, to the Beneficiary’s) estate.

(g)    Notwithstanding anything in this Section to the contrary, if a Participant has designated the spouse as a Beneficiary, then a divorce decree or a legal separation that relates to such spouse shall revoke the Participant’s designation of the spouse as a Beneficiary unless the decree or a qualified domestic relations order (within the meaning of Code Section 414(p)) provides otherwise.

(h)    Any consent by the Participant’s spouse to waive any rights to the death benefit must be in writing (or in such other form as permitted by the Internal Revenue Service), must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse’s consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

7.3	DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

In the event of a Participant’s Total and Permanent Disability prior to the Participant’s Retirement Date or other termination of employment, all amounts credited to such Participant’s Combined Account shall become fully Vested. In the event of a Participant’s Total and Permanent Disability, the Administrator, in accordance with the provisions of Sections 7.5 and 7.6, shall direct the distribution to such Participant of all Vested amounts credited to such Participant’s Combined Account. If such Participant elects, distribution shall commence after the end of the next following January 1 or June 30, and in any event not later than one (1) year after the close of the Plan Year in which Total and Permanent Disability occurs. A distribution may be delayed due to a lack of liquidity, but not beyond the date a distribution is required by applicable law to be made available.

7.4	DETERMINATION OF BENEFITS UPON TERMINATION

(a)        If a Participant’s employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 7.4.

If a portion of a Participant’s Account is forfeited, Company Stock allocated to the Participant’s Company Stock Account must be forfeited only after the Participant’s Other Investments Account has been depleted. If interest in more than one class of Company Stock has been allocated to a Participant’s Account, the Participant must be treated as forfeiting the same proportion of each such class.

Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant’s death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee that the entire Vested portion of the Terminated Participant’s Combined Account to be payable to such Terminated Participant on or after the next following January 1 or June 30. A distribution may be delayed due to a lack of liquidity, but not beyond the date a distribution is required by applicable law to be made available. A distribution from a Participant’s FNB Plan Profit Sharing

Account shall be available for distribution within a reasonably practicable time after termination of employment. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411 (a)(l1) and the Regulations thereunder.

If the value of a Terminated Participant’s Vested benefit derived from Employer and Employee contributions does not exceed $1,000, then the Participant’s Vested benefit shall be paid to such Participant as soon as administratively feasible after termination of employment.

(b)    A Participant is fully Vested in the Participant’s Account other than the account for discretionary Employer contributions made pursuant to Section 4.1 (e) and the Participant’s FNB Plan Profit Sharing Account.

(c)    The Vested portion of any Participant’s Account attributable to contributions made pursuant to Section 4.1 (e) and a Participant’s FNB Plan Profit Sharing Account shall be a percentage of the total amount credited to the Participant’s Account determined on the basis of the Participant’s number of Years of Service. In the case of any Participant who is credited with at least one Hour of Service after 2006, the Participant’s vested interest will be determined according to the following schedule:

Vesting Schedule

Employer Discretionary Stock Bonus Contributions

Years of Service	Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

(d)    Notwithstanding the above, Company Stock allocated to each Participant’s Company Stock Account pursuant to Section 4.4(e) must be forfeited only after other assets.

(e)    Notwithstanding the vesting schedule above, the Vested percentage of a Participant’s Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

(f)    Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected employee shall become 100% Vested and shall not thereafter be subject to Forfeiture.

(g)    Any Employee who was a Participant and who is not credited with at least one Hour of Service after 2006, the Participant’s vested interest will be determined in accordance with the following vesting schedule:

Years of Service	Percentage
3	20%
4	40%
5	60%
6	80%
7	100%

(h)    The computation of a Participant’s nonforfeitable percentage of such Participant’s interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have such Participant’s nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

(I)    the adoption date of the amendment,

(2)    the effective date of the amendment, or

(3)    the date the Participant receives written notice of the amendment from the Employer or Administrator.

7.5	DISTRIBUTION OF BENEFITS

(a)    The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant’s Beneficiary any amount, subject to Section 7.5(b ), to which the Participant is entitled under the Plan in one or more of the following methods:

(1)    One lump-sum payment.

(2)    Payments over a period certain in monthly, quarterly, semiannual, or annual installments. The period over which such payment is to be made shall not extend beyond the earlier of the Participant’s life expectancy (or the joint life expectancy of the Participant and the Participant’s “designated Beneficiary”) or the limited distribution period provided for in Section 7.5(b). For distributions commencing before December 6, 2002, the maximum installment period permitted was five (5) years.

(b)    Unless the Participant elects in writing (or such other form as permitted by the Internal Revenue Service) a longer distribution period, distributions to a Participant or the Participant’s Beneficiary attributable to Company Stock shall be in substantially equal monthly, quarterly, semiannual, or annual installments over a period not longer than five (5) years. In the case of a Participant with an account balance attributable to Company Stock in excess of $800,000, the five (5) year period shall be extended one (1) additional year (but not more than five (5) additional years) for each $160,000 or fraction thereof by which such balance exceeds $800,000. The dollar limits shall be adjusted at the same time and in the same manner as provided in Code Section 415(d) .

(c)    Any distribution to a Participant who has a benefit which exceeds $1,000, shall require such Participant’s written (or in such other form as permitted by the Internal Revenue Service) consent if such distribution is to commence prior to the time the benefit is “immediately distributable.” A benefit is “immediately distributable” if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant’s Normal Retirement Age or age 62. With regard to this required consent:

(1)    The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.7.

(2)    Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety (90) days before the date the distribution commences.

(3)    Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the date the distribution commences.

(4)    No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

Any such distribution may commence less than thirty (30) days after the notice required under Regulation 1.411 (a)-11 (c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(d)    If a mandatory distribution greater than $1,000 is made in accordance with the provisions of the Plan providing for an automatic distribution to a Participant without the Participant’s consent, and the Participant does not elect to have such distribution paid directly to an “eligible retirement plan” specified by the Participant in a direct rollover (in accordance with the direct rollover provisions of the Plan) or to receive the distribution directly, then the Administrator shall direct that the distribution be made in a direct rollover to an Individual Retirement Account described in Code Section 408(a) or an Individual Retirement Annuity described in Code Section 408(b). The Administrator may operationally implement this provision with respect to distributions that are $5,000 or less.

(e)    Notwithstanding anything herein to the contrary, the Administrator may direct that cash dividends on shares of Company Stock allocable to Participants’ Company Stock Accounts be:

(1)    Paid by the Employer directly in cash to the Participants in the Plan or their Beneficiaries.

(2)    Paid to the Plan and distributed in cash to Participants in the Plan or their Beneficiaries no later than ninety (90) days after the close of the Plan Year in which paid.

(3)    Used to make payments on an Exempt Loan the proceeds of which were used to acquire Company Stock (whether or not allocated to Participants’ Company Stock Accounts) with respect to which the cash dividend is paid.

(4)    Allocated to Participants’ Other Investment Accounts.

(f)    Any part of a Participant’s benefit which is retained in the Plan after the Anniversary Date on which the Participant’s participation ends will continue to be treated as a Company Stock Account or as an Other Investments Account (subject to Section 7.4(a)) as provided in Article IV. However, neither account will be credited with any further Employer contributions.

(g)    Required minimum distributions (Code Section 401(a)(9)). Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant’s benefits, whether under the Plan or through the purchase of a Contract, shall be made in accordance with the requirements of Section 7. 7.

(h)    Except as limited by Sections 7.5 and 7.6, whenever the Trustee is to make a distribution or to commence a series of payments, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

(1)    the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein;

(2)    the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

(3)    the date the Participant terminates his service with the Employer.

(i)    The restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have retirement benefits paid in an alternative method acceptable under Code Section 401(a)(9) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

(j)    Subject to the spouse’s right of consent afforded under the Plan, the restrictions imposed by this Section shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have death benefits paid in an alternative method acceptable under Code Section 401 (a)(9) as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982.

(k)    If a distribution is made to a Participant who has not severed employment and who is not fully Vested in the Participant’s Account and the Participant may increase the Vested percentage in such account, then, at any relevant time the Participant’s Vested portion of the account will be equal to an amount (“X”) determined by the formula:

X equals P(AB plus D) - D

For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of distribution.

7.6	HOW PLAN BENEFIT WILL BE DISTRIBUTED

(a)    Distribution of a Participant’s benefit may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, such benefit (other than Company Stock reinvested pursuant to Section 4.13( d)) shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or the Participant’s Beneficiary, in writing (or such other form as permitted by the Internal Revenue Service), of the right to demand that benefits be distributed solely in Company Stock.

(b)    If a Participant or Beneficiary demands that benefits, except as provided above, be distributed solely in Company Stock, distribution of a

Participant’s benefit will be made entirely in whole shares or other units of Company Stock. Any balance in a Participant’s Other Investments Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to Sections 7.5(h) and 7.7.

(c)    The Trustee will make distribution from the Trust only on instructions from the Administrator.

(d)    Notwithstanding anything contained herein to the contrary, if the Employer charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code Section 409(h)(2)(B)(ii)(I), then the Administrator shall distribute a Participant’s Combined Account entirely in cash without granting the Participant the right to demand distribution in shares of Company Stock.

(e)    Except as otherwise provided herein, Company Stock distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of Company Stock to the Employer before offering to sell Company Stock to a third party, in no event may the Employer pay a price less than that offered to the distributee by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company Stock.

(f)    If Company Stock acquired with the proceeds of an Exempt Loan (described in Section 5 .4 hereof) is available for distribution and consists of more than one class, a Participant or the Participant’s Beneficiary must receive substantially the same proportion of each such class.

(g)     Reshuffling. In the event that the Plan lacks sufficient liquidity to convert the Company Stock in the accounts of all terminated Participants to other assets held in the Participants’ Other Investments Account, the liquidation of Company Stock in the accounts of persons to whom a distribution is to occur shall occur in the order in which Participants request a distribution from their account. To fund the liquidation of a former employee’s Company Stock held in the Participant’s Account, the amount needed to fund the liquidation may be taken from the accounts of other Participants within the Plan in exchange for shares of Company Stock formerly held in the account of the former employee (“reshuffling”). In the event of reshuffling, no cash will be taken from the account of any active Participant which is attributable to elective deferral contributions but which have not been directed by the Participant for investment in Company Stock. Cash will be taken from the account of a former employee only if the cash available in the accounts of active Participants is inadequate to fund a distribution. Any cash used for reshuffling will be limited to (i) amounts attributable to

Company contribution accounts, and (ii) amounts attributable to Participant contribution accounts which are directed for investment in Company Stock. The cash removed from each Participant’s account for the purpose of reshuffling will be taken in proportion to the sum of (i) and (ii) in the Participant’s account to the total of (i) and (ii) in all Participant accounts other than the Participants with respect to whom the Company Stock is being liquidated, provided that no assets remaining in the Plan which are attributable to a Participant’s prior diversification election out of Company Stock will be used for reshuffling purposes.

7.7	REQUIRED MINIMUM DISTRIBUTIONS

(a)    General Rules

(1)    Effective Date. The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year.

(2)    Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(3)    Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the final Treasury Regulations under Code Section 401(a)(9).

(4)    TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section and the Plan, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)    Time and Manner of Distribution

(1)    Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(2)    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then, except as otherwise provided herein, distributions to the surviving spouse will begin by December 31st of the calendar year immediately following the calendar year in which the Participant died, or by December 31st of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii)    If there is no designated beneficiary as of September 30th of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)    If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 7.7(b)(2), other than Section 7.7(b)(2)(i), will apply as if the surviving spouse were the Participant.

For purposes of this Section 7.7(b)(2) and Section 7.7(b)(3) unless Section 7.7(b)(2)(iii) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 7. 7(b )(2)(iii) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 7.7(b)(2)(i).

(3)    Forms of Distribution. Unless the Participant’s interest is distributed on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 7.7(c) and 7.7(d).

(c)    Required minimum distributions during Participant’s lifetime

(1)    Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)    the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)    if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Regulation Section 1.40l(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2)    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 7.7(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)    Required minimum distributions after Participant’s death

(1)    Death On or After Date Distributions Begin.

(i)    Participant Survived by designated beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(A)    The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)    If the Participant’s surviving spouse is the

Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)    If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)    No designated beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30th of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)    Death Before Date Distributions Begin.

(i)    Participant Survived by designated beneficiary. Except as provided in Section 7.7(b)(3), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 7.7(d)(l).

(ii)    No designated beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30th of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31st of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 7.7(b)(2)(i), this Section 7.7(d)(2) will apply as if the surviving spouse were the Participant.

(e)    Definitions. For purposes of this Section, the following definitions apply:

(1)    “Designated beneficiary” means the individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and Regulation Section 1.401(a)(9)-1, Q&A-4.

(2)    “Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s “Required beginning date.” For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.7(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s “Required beginning date.” The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s “Required beginning date” occurs, will be made on or before December 31st of that distribution calendar year.

(3)    “Life expectancy” means the life expectancy as computed by use of the Single Life Table in Regulation Section l.401(a)(9)-9.

(4)    “Participant’s account balance” means the Participant’s account balance as of the last valuation date in the calendar year immediately preceding the “Distribution calendar year” (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the account balance as of the dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the “Distribution calendar year” if distributed or transferred in the valuation calendar year.

(5)    “Required beginning date” means, with respect to any Participant, April 1st of the calendar year following the later of the calendar year in which the Participant attains age 70 112 or the calendar year in which the Participant retires, except that benefit distributions to a “5-percent owner” must commence by April 1st of the calendar year following the calendar year in which the Participant attains age 70 1/2.

(6)    “5-percent owner” means a Participant who is a 5-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Once distributions have begun to a 5-percent owner under this Section they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

(f)     Special Rule For 2009. Notwithstanding the normal provisions of the Plan relating to required minimum distributions under Code §401 (a)(9), a Participant or Beneficiary or alternate payee who would have been required to receive required minimum distributions for 2009 but for the enactment of Code §401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. No direct rollover will be offered for any such distributed amount.

7.8	DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL

In the event a distribution is to be made to a minor or incompetent individual, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides; provided, however, that in the event the vested amount distributable to a minor or incompetent individual is equal to or in excess of one hundred thousand dollars ($100,000), then no distribution shall be made on behalf of such individual except to a guardian appointed by a court of competent jurisdiction. Any such payment shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

7.9	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant’s attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable may either, at the discretion of the Administrator, treated as a Forfeiture or paid directly to an individual retirement account described in Code Section 408(a) or individual retirement annuity described in Code Section 408(b) pursuant to the Plan. However, the foregoing shall also apply prior to the later of a Participant’s attainment of age 62 or Normal Retirement Age if, pursuant to the terms of the Plan, a mandatory distribution may be made to the Participant without the Participant’s consent and the amount of such distribution is not more than $1,000. In the event a Participant or Beneficiary is located subsequent to a Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

7.10	RIGHT OF FIRST REFUSALS

(a)    If any Participant, the Participant’s Beneficiary or any other person to whom shares of Company Stock are distributed from the Plan (the “Selling Participant”) shall, at any time, desire to sell some or all of such shares (the “Offered Shares”) to a third party (the “Third Party”), the Selling Participant shall give written notice of such desire to the Employer and the Administrator, which notice shall contain the number of shares offered for sale, the proposed terms of the sale and the names and addresses of both the Selling Participant and Third Party. Both the Trust Fund and the Employer shall each have the right of first refusal for a period of fourteen (14) days from the date the Selling Participant gives such written notice to the Employer and the Administrator (such fourteen (14) day period to run concurrently against the Trust Fund and the Employer) to acquire the Offered Shares. As between the Trust Fund and the Employer, the Trust Fund shall have priority to acquire the shares pursuant to the right of first refusal. The selling price and terms shall be the same as offered by the Third Party.

(b)    If the Trust Fund and the Employer do not exercise their right of first refusal within the required fourteen (14) day period provided above, the Selling Participant shall have the right, at any time following the expiration of such fourteen (14) day period, to dispose of the Offered Shares to the Third Party; provided, however, that (i) no disposition shall be made to the Third Party on terms more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant above, and (ii) if such disposition shall not be made to a third party on the terms offered to the Employer and the Trust Fund, the offered Shares shall again be subject to the right of first refusal set forth above.

(c)    The closing pursuant to the exercise of the right of first refusal under Section 7.lO(a) above shall take place at such place agreed upon between the Administrator and the Selling Participant, but not later than ten (10) days after the Employer or the Trust Fund shall have notified the Selling Participant of the exercise of the right of first refusal. At such closing, the Selling Participant shall deliver certificates representing the Offered Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Employer or the Trust Fund shall deliver the purchase price, or an appropriate portion thereof, to the Selling Participant.

(d)    Except as provided in this paragraph (d), no Company Stock acquired with the proceeds of an Exempt Loan complying with the requirements of Section 5 .4 hereof shall be subject to a right of first refusal. Company Stock acquired with the proceeds of an Exempt Loan, which is distributed to a Participant or Beneficiary, shall be subject to the right of first refusal provided for in paragraph (a) of this Section only so long as the Company Stock is not publicly traded. The term “publicly traded” refers to a securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f) or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act (15 U.S.C. 780). In addition, in the case of Company Stock which was acquired with the proceeds of a loan described in Section 5.4, the selling price and other terms under the right must not be less favorable to the seller than the greater of the value of the security determined under Section 6.2, or the purchase price and other terms offered by a buyer (other than the Employer or the Trust Fund), making a good faith offer to purchase the security. The right of first refusal must lapse no later than fourteen (14) days after the security holder gives notice to the holder of the right that an offer by a third party to purchase the security has been made. The right of first refusal shall comply with the provisions of paragraphs (a), (b) and (c) of this Section, except to the extent those provisions may conflict with the provisions of this paragraph.

7.11	STOCK CERTIFICATE LEGEND

Certificates for shares distributed pursuant to the Plan shall contain the following legend:

“The shares represented by this certificate are transferable only upon compliance with the terms of BANCPL US CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN (WITH 401(K) PROVISIONS) effective as of January 1, 1956, which grants to BancPlus Corporation a right of first refusal, a copy of said Plan being on file in the office of the Company.”

7.12	PUT OPTION

(a)    If Company Stock which was not acquired with the proceeds of an Exempt Loan is distributed to a Participant and such Company Stock is not readily tradeable on an established securities market, a Participant has a right to require the Employer to repurchase the Company Stock distributed to such Participant under a fair valuation formula. Such Stock shall be subject to the provisions of Section 7.12(c).

(b)    Company Stock which is acquired with the proceeds of an Exempt Loan and which is not publicly traded when distributed, or if it is subject to a trading limitation when distributed, must be subject to a put option. For purposes of this paragraph, a “trading limitation” on a Company Stock is a restriction under any Federal or State securities law or any regulation thereunder, or an agreement (not prohibited by Section 7.13) affecting the Company Stock which would make the Company Stock not as freely tradeable as stock not subject to such restriction.

(c)    The put option must be exercisable only by a Participant, by the Participant’s donees, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of a Participant’s death. (Under this paragraph Participant or Former Participant means a Participant or Former Participant and the beneficiaries of the Participant or Former Participant under the Plan.) The put option must permit a Participant to put the Company Stock to the Employer. Under no circumstances may the put option bind the Plan. However, it shall grant the Plan an option to assume the rights and obligations of the Employer at the time that the put option is exercised. If it is known at the time a loan is made that Federal or State law will be violated by the Employer honoring such put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (e.g., an affiliate of the Employer or a shareholder other than the Plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.

The put option shall commence as of the day following the date the Company Stock is distributed to the Former Participant and end sixty (60) days thereafter and if not exercised within such sixty (60) day period, an additional sixty (60) day option shall commence on the first day of the fifth month of the Plan Year next following the date the stock was distributed to the Former Participant (or such other sixty (60) day period as provided in Regulations). However, in the case of Company Stock that is publicly traded without restrictions when distributed but ceases to be so traded within either of the sixty (60) day periods described herein after distribution, the Employer must notify each holder of such Company Stock in writing on or before the tenth day after the date the Company Stock ceases to be so traded that for the remainder of the applicable sixty (60) day period the Company Stock is subject to the put option. The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option. The notice must inform distributees of the term of the put options that they are to hold. The terms must satisfy the requirements of this paragraph.

The put option is exercised by the holder notifying the Employer in writing that the put option is being exercised; the notice shall state the name and address of the holder and the number of shares to be sold. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or State law. The price at which a put option must be exercisable is the value of the Company Stock determined in accordance with Section 6.2. Payment under the put option involving a “Total Distribution” shall be paid in substantially equal monthly, quarterly, semiannual or annual installments over a period certain beginning not later than thirty (30) days after the exercise of the put option and not extending beyond five (5) years. The deferral of payment is reasonable if adequate security and a reasonable interest rate on the unpaid amounts are provided. The amount to be paid under the put option involving installment distributions must be paid not later than thirty (30) days after the exercise of the put option. Payment under a put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the Employer articles of incorporation, unless so required by applicable state law.

For purposes of this Section, “Total Distribution” means a distribution to a Participant or the Participant’s Beneficiary within one (1) taxable year of the entire Vested Participant’s Combined Account.

(d)    An arrangement involving the Plan that creates a put option must not provide for the issuance of put options other than as provided under this Section. The Plan (and the Trust Fund) must not otherwise obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

7.13	NONTERMINABLE PROTECTIONS AND RIGHTS

No Company Stock, except as provided in Section 7.11 and Section 7.12(b), acquired with the proceeds of a loan described in Section 5.4 hereof may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP. The protections and rights granted in this Section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of a loan described in Section 5 .4 hereof is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of said protections and rights.

7.14	PRE-RETIREMENT DISTRIBUTION

At such time as a Participant shall have attained the age of 59 112 (salary reduction contributions only) years, the Administrator, at the election of the Participant who has not severed employment with the Employer, shall direct the Trustee to distribute all or a portion of the Elective Contribution account maintained on behalf of the Participant. In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Sections 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 41l(a)(l1) and the Regulations thereunder.

Notwithstanding the above, pre-retirement distributions from a Participant’s Elective Account shall not be permitted prior to the Participant attaining age 59 1/2 except as otherwise permitted under the terms of the Plan.

7.15	ADVANCE DISTRIBUTION FOR HARDSHIP

(a)    The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to the lesser of 100% of the Participant’s Elective Account (excluding amounts attributable to the Employer contribution made pursuant to Section 4.1 (b )) and Participant’s Transfer/Rollover Account valued as of the last Valuation Date or the amount necessary to satisfy the immediate and heavy financial need of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the Participant’s Elective Account and Participant’s Transfer/Rollover Account shall be reduced accordingly. Withdrawal under this Section is deemed to be on account of an immediate and heavy financial need of the Participant only if the withdrawal is for:

(1)    Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)    Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, without regard to Code Section 152(d)(l)(B));

(4)    Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, and the Participant’s spouse, children, or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(b)(l), (b)(2), and (d)(l)(B);

(5)    Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(6)    Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(b)    No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant’s representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

(1)    The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

(2)    The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer; and

(3)    The Plan, and all other plans maintained by the Employer, provide that the Participant’s elective deferrals and after-tax voluntary Employee contributions will be suspended for at least six (6) months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend elective deferrals and after-tax voluntary Employee contributions to the Plan and all other plans maintained by the Employer for at least six (6) months after receipt of the hardship distribution.

(c)    Notwithstanding the above, distributions from the Participant’s Elective Account pursuant to this Section shall be limited, as of the date of distribution, to the Participant’s Elective Account as of the end of the last Plan Year ending before July 1, 1989, plus the total Participant’s Deferred Compensation after such date, reduced by the amount of any previous distributions pursuant to this Section and Section 7.14.

(d)    Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 41l(a)(l1) and the Regulations thereunder.

7.16	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order.” Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a “qualified domestic relations order,” even if the affected Participant has not separated from service and has not reached the “earliest retirement age” under the Plan. For the purposes of this Section, “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meaning set forth under Code Section 414(p ).

7.17	DIRECT ROLLOVER

(a)    This Section applies to distributions made on or after January 1, 2002. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a “distributee’s” election under this Section, a “distributee” may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an “eligible rollover distribution” that is equal to at least $500 paid directly to an “eligible retirement plan” specified by the “distributee” in a “direct rollover.”

(b)    For purposes of this Section the following definitions shall apply:

(1)    An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the “distributee,” except that an “eligible rollover distribution” does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the “distributee” or the joint lives (or joint life expectancies) of the “distributee” and the “distributee’s” designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Code Section 401 (k)(2)(B)(i)(IV); and any other distribution that is reasonably expected to total less than $200 during a year.

(2)    An “eligible retirement plan” is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), a qualified trust (an employees’ trust) described in Code Section 401(a) which is exempt from tax under Code Section 501(a), an annuity plan described in Code Section 403(a), a Roth IRA described in Code Section 408A(b ), an eligible deferred compensation plan described in Code Section 457(b) which is maintained by an eligible employer described in Code Section 457(e)(l)(A), and an annuity contract described in Code Section 403(b), that accepts the “distributee’s” “eligible rollover distribution.” However, in the case of an “eligible rollover distribution” to the surviving spouse, an “eligible retirement plan” is an individual retirement account or individual retirement annuity.

(3)    A “distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are “distributees” with regard to the interest of the spouse or former spouse. A non-spouse beneficiary who is a “designated beneficiary” under Code §401(a)(9)(E) and the Regulations thereunder, may by a direct trustee-to-trustee transfer (“direct rollover”) roll over all or any portion of his or her distribution to an individual retirement account the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution. If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover. If the Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code §401(a)(9)(E). A non-spouse beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury Regulations and other Internal Revenue Service guidance.

(4)    A “direct rollover” is a payment by the Plan to the “eligible retirement plan” specified by the “distributee.”

7.18	CORRECTIVE DISTRIBUTIONS

Nothing in this Article shall preclude the Administrator from making a distribution to a Participant to the extent such distribution is made to correct a qualification defect in accordance with the correction procedures under the IRS’s Employee Plans Compliance Resolution System or any other voluntary compliance programs.

7.19	IN-SERVICE DISTRIBUTIONS

The Committee, at the election of the Participant, may direct the Trustee to distribute to any Participant or his Beneficiary, in any one fiscal year, up to 100% of the Participant’s Account valued as of the last Anniversary Date or other valuation date; provided, however, that no such distribution may be made to any Participant unless his Participant’s Account has become fully vested, and further provided that no such distribution may be made from a Participant’s Elective Account or from any other account which is subject to the distribution restrictions of Code Section 401 (k) or otherwise is legally prohibited from withdrawal in accordance with this Section. Distributions paid pursuant to this paragraph shall be deemed to be made as of the first day of the Plan Year and the Participant’s Account shall be reduced accordingly. No distribution shall be made pursuant to the paragraph unless the balance has accumulated for at least two (2) years or the Participant has completed five (5) years of participation in the Plan. Any distribution made pursuant to this paragraph shall be subject to the rights and consent afforded to the Participant’s spouse pursuant to Section 15. The Administrative Committee shall consider Plan liquidity and future liquidity in making its direction to the Trustee.

ARTICLE VIII

AMENDMENT, TERMINATION, MERGERS AND LOANS

8.1	AMENDMENT

(a)    The Employer shall have the right at any time to amend this Plan subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator, may only be made with the Trustee’s or Administrator’s consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

(b)    No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

(c)    Except as permitted by Regulations (including Regulation 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any “Section 411(d)(6) protected benefit” or adds or modifies conditions relating to “Section 411(d)(6) protected benefits” which results in a further restriction on such benefit unless such “Section 411(d)(6) protected benefits” are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. “Section 411(d)(6) protected benefits” are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

8.2	TERMINATION

(a)    The Employer shall have the right at any time to terminate the Plan. Upon any full or partial termination, all amounts credited to the affected employees’ Combined Accounts shall become 100% Vested as provided in Section 7.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts, including Forfeitures, shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

(b)    Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of “Section 411(d)(6) protected benefits” in accordance with Section 8.l(c).

8.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any “Section 411(d)(6) protected benefits” in accordance with Section 8. l(c).

8.4	LOANS TO PARTICIPANTS

(a)    The Trustee may, in the Trustee’s discretion, make loans to Participants and Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall bear a reasonable rate of interest; (3) loans shall be adequately secured; (4) loans shall provide for periodic repayment over a reasonable period of time; and (5) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries.

(b)    Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) may, in accordance with a uniform and nondiscriminatory policy established by the Administrator, be limited to the lesser of:

(1)    $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

(2)    one-half (1 /2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

For purposes of this limit, all plans of the Employer shall be considered one plan. Additionally, with respect to any loan made prior to January 1, 1987, the $50,000 limit specified in (1) above shall be umeduced.

(c)    Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a “principal residence” of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. For this purpose, a “principal residence” has the same meaning as a “principal residence” under Code Section 1034. Loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4) .

(d)    Any loans granted or renewed shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:

(1)    the identity of the person or positions authorized to administer the Participant loan program;

(2)    a procedure for applying for loans;

(3)    the basis on which loans will be approved or denied;

(4)    limitations, if any, on the types and amounts of loans offered;

(5)    the procedure under the program for determining a reasonable rate of interest;

(6)    the types of collateral which may secure a Participant loan; and

(7)    the events constituting default and the steps that will be taken to preserve Plan assets.

Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

(e)    Notwithstanding anything in this Plan to the contrary, if a Participant or Beneficiary defaults on a loan made pursuant to this Section, then the loan default will be a distributable event to the extent permitted by the Code and Regulations.

(f)    Notwithstanding anything in this Section to the contrary, any loans made prior to the date this amendment and restatement is adopted shall be subject to the terms of the plan in effect at the time such loan was made.

ARTICLE IX

TOP HEAVY

9.1	TOP HEAVY PLAN REQUIREMENTS

For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 of the Plan.

Notwithstanding the above, the Top Heavy Plan Year requirements of this Article and Code Section 416 shall not apply in any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 40l(k)(12) and matching contributions meet the requirements of Code Section 401(m)(11).

9.2	DETERMINATION OF TOP HEAVY STATUS

(a)    This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the “determination date,” (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent ( 60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant’s Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the one-year period ending on the “determination date,” any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

Notwithstanding the normal vesting schedules of the Plan, as of the first day of any Plan Year in which the Plan is Top Heavy, the normal vesting schedule shall be replaced by a vesting schedule which provides 20% vesting after 2 Years of service and 100% vesting after 3 Years of Service.

(b)    Aggregate Account: A Participant’s Aggregate Account as of the “determination date” is the sum of:

(1)    the Participant’s Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the “determination date.” However, with respect to Employees not performing services for the Employer during the year ending on the “determination date,” the Participant’s Combined Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the “determination date” shall not be taken into account for purposes of this Section.

(2)    an adjustment for any contributions due as of the “determination date.” Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the “determination date,” except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the “determination date” that are allocated as of a date in that first Plan Year.

(3)    any Plan distributions made within the Plan Year that includes the “determination date” or, with respect to distributions made for a reason other than severance from employment, disability or death, within the five (5) preceding Plan Years. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of distributions made after the Valuation Date and prior to the “determination date,” such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant’s Aggregate Account balance as of the Valuation Date.

(4)    any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant’s Aggregate Account balance.

(5)    with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant’s Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant’s Aggregate Account balance.

(6)    with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant’s Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(7)    For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

(c)    “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(1)    Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

(2)    Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections
401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

(3)    Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(4)    An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

(d)    “Determination date” means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(e)    Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key

Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 41 l(b)(l)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

(f)    “Top Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:

(1)    the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

(2)    the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

exceeds sixty percent (60%) of a similar sum determined for all Participants.

ARTICLE X

MISCELLANEOUS

10.1	PARTICIPANT’S RIGHTS

This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Pmiicipant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

10.2	ALIENATION

(a)    Subject to the exceptions provided below, and as otherwise permitted by the Code and Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant’s Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b)    Subsection (a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan by reason of a loan made pursuant to Section 8.4, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant’s or Beneficiary’s benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or pmi from the Participant’s Combined Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Vested Pmiicipant’s Combined Account, the Participant or Beneficiary shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2 .10 and 2 .11 .

(c)    Subsection (a) shall not apply to a “qualified domestic relations order” defined in Code Section 414(p ), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a “qualified domestic relations order,” a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(d)    Subsection (a) shall not apply to an offset to a Participant’s accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, in accordance with Code Sections 401(a)(l3)(C) and (D).

(e)    Effective for judgments, orders, decrees and settlements arising on or after November 1, 2002, a Participant’s benefits under the Plan may be reduced to satisfy the paiiicipant’s liability to the Plan due to (i) the Participant’s conviction of a crime involving the Plan, (ii) a judgment, consent order or decree in an action for a violation of fiduciary standards, or (iii) a settlement involving the Department of Labor or the Pension Benefit Guaranty Corporation, in each case as contemplated by and within the limitations of Code Section 401(a)(l3)(C).

(f)    Subsection (a) shall not apply to a federal tax lien or where otherwise provided by federal law.

10.3	CONSTRUCTION OF PLAN

This Plan and Trust shall be construed and enforced according to the Code, the Act and the laws of the State of Mississippi, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

10.4	GENDER AND NUMBER

Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

10.5	LEGAL ACTION

In the event any claim, suit, or proceeding is brought regaiding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

10.6	PROHIBITION AGAINST DIVERSION OF FUNDS

(a)    Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

(b)    In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (I) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

(c)    Except for Sections 3.5, 3.6, and 4.l(f), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

10.7	EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE

The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the pm1 of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

10.8	INSURER’S PROTECTIVE CLAUSE

Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

10.9	RECEIPT AND RELEASE FOR PAYMENTS

Any payment to any Participant, the Participant’s legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such

Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

10.10	ACTION BY THE EMPLOYER

Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

10.11	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

The “named Fiduciaries” of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee, and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s “funding policy and method;” and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

10.12	HEADINGS

The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

10.13	ELECTRONIC MEDIA

The Administrator may use telephonic or electronic media to satisfy any notice requirements required by this Plan, to the extent permissible under regulations (or other generally applicable guidance). In addition, a Participant’s consent to an immediate distribution may be provided through telephonic or electronic means, to the extent permissible under regulations (or other generally applicable guidance). The Administrator also may use telephonic or electronic media to conduct plan transactions such as enrolling participants, making (and changing) deferral elections, electing (and changing) investment allocations, applying for Plan loans, and other transactions, to the extent permissible under regulations (or other generally applicable guidance).

10.14	PLAN CORRECTION

The Administrator in conjunction with the Employer may undertake such correction of Plan errors as the Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code Section 40l(a) or to correct a fiduciary breach under the Act. Without limiting the Administrator’s authority under the prior sentence, the Administrator, as it determines to be reasonable and appropriate, may undertake correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under the IRS Employee Plans Compliance Resolution System (“EPCRS”) or any successor program to EPCRS. The Administrator, as it determines to be reasonable and appropriate, also may undertake or assist the appropriate fiduciary or plan official in undertaking correction of a fiduciary breach, including correction under the DOL Voluntary Fiduciary Correction Program (“VFC”) or any successor program to VFC.

10.15	APPROVAL BY INTERNAL REVENUE SERVICE

Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner oflnternal Revenue Service or the Commissioner’s delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

10.16	UNIFORMITY

All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

10.17	SECURITIES AND EXCHANGE COMMISSION APPROVAL

The Employer may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Company Stock contemplated hereunder do not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretative letter or to terminate the Plan.

10.18	VOTING COMPANY STOCK

The Trustee shall vote all Company Stock held by it as part of the Plan assets at such time and in such manner as directed by the Executive Committee of the Board of Directors of BancPlus Corporation. Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. If the Executive Committee of the Board of Directors of BancPlus Corporation fails or refuses to give the Trustee timely instructions as to how to vote any Company Stock as to which the Trustee otherwise has the right to vote, the Trustee shall not exercise its power to vote such Company Stock and shall consider the Executive Committee of the Board of Directors of BancPlus Corporation’s failure or refusal to give timely instructions as an exercise of the Administrator’s rights and a directive to the Trustee not to vote said Company Stock.

Notwithstanding the foregoing, if the Employer has a registration-type class of securities each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the Company Stock Account of such Participant or Beneficiary is to be voted. If the Employer does not have a registration-type class of securities, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Company Stock Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Regulations. For purposes of this Section the term “registration-type class of securities” means: (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

If the Employer does not have a registration-type class of securities and the by-laws of the Employer require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.

In the event voting instructions are not received from Participants or Beneficiaries with respect to any allocated Company Stock for which the Participants or beneficiaries have voting rights in accordance with the foregoing, such shares of Company Stock shall not be voted and all Company Stock which is not then allocated to Company Stock Accounts shall be voted by the Trustee as directed by the Executive Committee of the Board of Directors of BancPlus Corporation.

ARTICLE XI

PARTICIPATING EMPLOYERS

11.1	ADOPTION BY OTHER EMPLOYERS

Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other Affiliated Employer may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

11.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS

(a)     Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

(b)     The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.

(c)     Any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

11.3	DESIGNATION OF AGENT

Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word “Employer” shall be deemed to include each Participating Employer as related to its adoption of the Plan.

11.4	EMPLOYEE TRANSFERS

In the event an Employee is transferred between Participating Employers, accumulated service and eligibility shall be carried with the Employee involved. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

11.5	PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES

Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated among all Participants of all Participating Employers who are Affiliated Employers in

accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee may keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Participating Employer shall immediately notify the Trustee thereof.

11.6	AMENDMENT

Amendment of this Plan may be made at any time by BancPlus Corporation.

11.7	DISCONTINUANCE OF PARTICIPATION

Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its Employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any “Section 411( d)(6) protected benefits” as described in Section 8.l(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of the Trust. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

11.8	ADMINISTRATOR’S AUTHORITY

The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

IN WITNESS WHEREOF, this Plan has been executed the 6th day of December , 2012 .

BancPlus Corporation

By	/s/William A. Ray
EMPLOYER